As filed with the Securities and Exchange Commission on January 15, 2021

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

WETRADE GROUP INC
(Exact name of registrant as specified in its charter)

Wyoming	7389	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District,

Beijing City, People Republic of China 100020

+86-135-011-76409

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 212-588-0022

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, no par value (2)	$115,000,000	$12,546.50
Underwriter Warrants(3)	—	—
Common Stock, no par value, underlying Underwriter Warrants(3)	$5,500,000	$600.05
Total	$120,500,000	$13,146.55

(1)

The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)

We have granted the underwriter an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of the common stock to be offered by us pursuant to this offering (excluding common stock subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts. In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)

The Registrant will issue to the representative of the underwriters,                 , warrants to purchase a number shares of common stock equal to an aggregate of five percent (5%) of the shares of common stock (the “Underwriter’s Warrants”) sold in the offering. The exercise price of the Underwriter’s Warrants is equal to 110% of the offering price of the common stock offered hereby. Assuming an exercise price of $    per share, we would receive, in the aggregate, $     upon exercise of the Underwriter’s Warrants. The Underwriter’s Warrants are exercisable within 5 years commencing 180 days from the effective date of the offering at any time, and from time to time, in whole or in part.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION JANUARY 15, 2021

WETRADE GROUP INC.

Shares of Common Stock

WeTrade Group Inc. is offering up to an aggregate of      shares of its common stock with no par value. Prior to this offering, our common stock is quoted on the OTC Market under the symbol “WETG”. As of January 15, 2021, our stock price on the OTC Market is $6.40. We expect the offering price to be $      per share. We intend to apply to list our shares of common stock on the Nasdaq Capital Market. This offering is contingent upon us listing our common stock on Nasdaq or another national exchange. There is no guarantee or assurance that our common stock will be approved for listing on the Nasdaq Capital Market or another national exchange.

This offering is being made on a firm commitment basis by the underwriter. We have agreed to grant the underwriter an option exercisable for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of the shares offered in this offering for the purpose of covering over-allotments, if any, at the offering price less the underwriting discounts (the “Over-Allotment Option”). The underwriter expects to deliver the shares of common stock against payment as set forth under “Underwriting” on page 51.

We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules due to the fact that our directors and officers, will beneficially own approximately      % of the total outstanding shares of common stock after the offering, or     % of the total outstanding shares of common stock if the underwriter exercises the Over-Allotment Option in full. As a “controlled company” as defined under the Nasdaq Stock Market Rules, we are permitted to elect to rely on certain exemptions from corporate governance rules. We do not plan to rely on these exemptions, but we may elect to do so after we complete this offering.

Investing in our common stock involves a high degree of risk. Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6.

We are an “emerging growth company” and a “smaller reporting company” as defined under federal securities laws and, as such, have elected to comply with certain reduced public company disclosure requirements in this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

	Per Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Offering Price	$	$	$
Underwriting Discounts and Commissions(1)	$	$	$
Proceeds to Us, Before Expenses(2)	$	$	$

(1)

We have agreed to give our representative of the underwriters,           , a discount equal to six percent (6%) of offering price as well as warrants equal to five percent (5%) of the shares of common stock issued in the Offering (the “Underwriter’s Warrants”). The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the effective date of the registration statement of which this prospectus is a part, which period shall not extend further than five years from the effective date of the Registration Statement in compliance with FINRA Rule 5110(g)(8)(A). The Underwriter’s Warrants are exercisable at a per share price of $    , which is 110% of the offering price. The Underwriter’s Warrants are also exercisable on a cashless basis. We also have agreed to reimburse the underwriter for certain of their out-of-pocket expenses. See “Underwriting” for a description of these arrangements.

(2)	The total estimated expenses related to this offering are set forth in the section entitled “Expenses Related to This Offering.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[UNDERWRITER]

The date of this prospectus is , 2021.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). Neither we, the selling stockholders, nor any of the underwriters have authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectus we have prepared. Neither we, the selling stockholders, nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of common stock offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, results of operations, financial condition, and prospects may have changed since such date.

For investors outside of the United States: Neither we, the selling stockholders, nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus and any free writing prospectus must inform themselves about and observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read the entire prospectus, including our financial statements and the related notes and management’s discussion and analysis incorporated herein by reference. You should also consider, among other things, the matters described under “Risk Factors” in each case appearing elsewhere in this prospectus.

Overview

WeTrade Group, Inc. was incorporated in the State of Wyoming on March 28, 2019 and is in the business of providing technical services and solutions via its membership-based social e-commerce platform. We are committed to providing an international cloud-based intelligence system and independently developed a microbusiness cloud intelligence system (the “YCloud”). Our goal is to provide technical and auto-billing management services for 100 million micro-business online stores in China through big data analytics, machine learning mechanism, social network recommendations, and multi-channel data analysis.

We formed a strategic alliance with service providers. We, together with service providers provide services to both individual and corporate clients. We are serving microbusiness owners at various platforms with a 360-million potential market basis for the individual side. We are serving enterprises in multiple industries for the corporate side, including Yuetao Group, JD Zhiding, Lvyue, Yuebei, Yuedian, Coke GO, China Tobacco Shangyue, etc. We have conducted business operations in mainland China and trial operations in Hong Kong, the Philippines, and Singapore. We expect to utilize the YCloud system to establish a global strategic cooperation with various social media platforms, including Kakao Talk, Line, Whatsapp, Ohho, and Bluechat, etc. We have also formed a long-term technical collaboration with Yuetao App, Daren App, Yuebei App, JDZhiding App, Yuedian App, and Lvyue App.

In January 2020, we appointed 3rd party software company to develop an auto-billing management system (“WeTrade System”), the early stage of YCloud system, at the cost of RMB 400,000 to provide online payment services for its online store customers in PRC. The main functions of YCloud System are users’ marketing relationship, CPS commission profit management, multi-channel data statistics, AI fission and management, improved supply chain system. Business applications cover the micro business industry, tourism industry, hospitality industry, livestreaming and short video industry, medical beauty industry and traditional retail industry.

Our products are currently serving the e-commerce industry, tourism industry, hospitality industry, and live-streaming/short video industry.

Our Products and Technology

We have utilized digitalization, electronic management, electronic data exchange, big data analysis, AI fission technology, revenue management and other technologies to form a strong coordination effect. We believe that our cloud technology enables us to develop a platform with better functionality for microbusiness users in China. We have optimized our product using the tools and platforms best suited to serve our customers. Performance, functional depth and usability of our product drive our technology decisions and product development direction, which leads to our successful development of our YCloud.

YCloud is the first global micro-business cloud intelligent internationalization system. It conducts multi-channel data analysis through the learning of big data and social recommendation relationships. It also provides users with independent research and development of community AI fission and management systems and supply chain systems. It focuses on solving the problem of new maintenance, supply chain CPS integration output, and enrich the functional needs of users. YCloud has four main functions and competitive advantages as follows:

Payment scenario function: the YCloud system provides partners with multiple payment methods such as Alipay, WeChat, and UnionPay. The total order amount is directly entered into the platform to collect funds in separate accounts. The payment scenarios’ actual application can be divided into the single scenario payment function and the multi-scenario payment function. Dividing by income, the payment scenario function reduces the labor cost and error rate, thus significantly improving the efficiency of generating intelligent data analysis.

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Team management: the YCloud system utilizes user marketing relationship tracking and CPS commission revenue management tools.

AI fission and management: with the application of intelligent robots with user behavior, sharing data, sharing purchase, and other data, the YCloud system provides tailored recommendations and displays. For example, the YCloud system connects users’ behavior in multiple apps and platforms and makes automatic recommendations based on the analysis.

Supply chain system integration: the YCloud system applies cross-platform resource integration technology. The integration allows the multi-channel output of high-quality products and a seamless connection between suppliers and customers. The YCloud provides a complete supply chain system integrating supply, sales, finance, and service.

Revenue Model

In the business of providing technical services and solutions via a membership-based social e-commerce platform, we are committed to providing an international cloud-based intelligence system and independently developed the “YCloud” system. We aim to provide technical and auto-billing management services for 100 million micro-business online stores in China through big data analytics, machine learning mechanism, social network recommendations, and multi-channel data analysis.

We derive our revenue from service fees charged for transactions conducted on its e-commerce platform-based SaaS products. We receive 2%-3.5% of the total Gross Merchandise Volume generated in the platform as a service fee through our agreements with various platforms, depending on the type of service and industry. We generally settle the service fee with its customers within the first ten days of each calendar month.

Other Pertinent Information

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our,” the “Company” and similar designations refer to:

●	WeTrade Group Inc. (“WeTrade Group” when individually referenced), a Wyoming corporation;

●	Utour Pte Ltd. (“Utour” when individually referenced), a Singapore company and a wholly-owned subsidiary of WeTrade Group;

●	WeTrade Information Technology Limited (“WeTrade Technology” when individually referenced), a Hong Kong company and a wholly-owned subsidiary of WeTrade Group;

●	Yueshang information technology （Beijing）Limited (“Yueshang Beijing” when individually referenced), a PRC company and a wholly-owned subsidiary of WeTrade Technology;

●

Yueshang Group Network (Hunan) Co., Limited, (“Yueshang Hunan” when individually referenced), a PRC company that wholly-owned by subsidiary of Yueshang Beijing, which was incorporated on November 13, 2020.

●

Yueshang Technology Group (Hainan Special Economic Zone) Co. Limited (“Yueshang Hainan” when individually referenced),a PRC company that wholly-owned by subsidiary of Yueshang Beijing, which was incorporated on October 27, 2020.

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Corporate Information

We were incorporated on March 28, 2019 as WeTrade Group, Inc., a Wyoming corporation. Our principal executive offices are located at No 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District, Beijing City, People Republic of China 100020, and our telephone number is +86-135-011-76409. Our registered agent for service of process is Wyoming Registered Agent, 1621 Central Ave, Cheyenne, WY 82001. Our website address is http://www.wetradegroup.net/. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our common stock.

Foreign Currency Translation

The Company’s principal country of operations is the PRC. The accompanying consolidated financial statements are presented in US$. The functional currency of the Company is US$, and the functional currency of the Company’s subsidiaries is RMB. The consolidated financial statements are translated into US$ from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The resulting translation adjustments are recorded as a component of shareholders’ equity included in other comprehensive income. Gains and losses from foreign currency transactions are included in profit or loss.

	As of
	For the period ended September 30, 2020	December 31, 2019

RMB: US$ exchange rate	6.79	7.00

	Nine months ended September 30,
	2020	2019

RMB: US$ exchange rate	6.81	7.05

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

The balance sheet amounts, with the exception of equity, September 30, 2020 and December 31, 2019 were translated at 6.79 RMB and 7.00 RMB to $1.00, respectively. The equity accounts were stated at their historical rates. The average translation rates applied to statements of operations and comprehensive income (loss) accounts for the period ended September 30, 2020 and year ended December 31, 2019 were 6.81 RMB and 7.05 RMB to $1.00, respectively. Cash flows were also translated at average translation rates for the periods and, therefore, amounts reported on the statement of cash flows would not necessarily agree with changes in the corresponding balances on the consolidated balance sheet. The transactions dominated in SGD are immaterial.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

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●

are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●

are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 10-K following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a prospectus declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Implication of Being a Controlled Company

We are and will remain, following this offering, to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are and will be a “controlled company” as defined under the Nasdaq Stock Market Rules as our directors and officers own and hold more than 50% of the voting right represented by our outstanding shares of common stock. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering. (See “Risk Factors –As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”)

Additionally, pursuant to Nasdaq’s phase-in rules for newly listed companies, we have one year from the date on which we are first listed on Nasdaq to comply fully with the Nasdaq listing standards. We do not plan to rely on the phase-in rules for newly listed companies and will comply fully with the Nasdaq listing standards at the time of listing.

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The Offering

Issuer:	WeTrade Group Inc.

Common Stock to be Offered:	shares of common stock (excluding the Over-Allotment Option discussed below)

Price per Share:	$

Over-Allotment Option:

We have granted to the underwriter the option, exercisable for 45 days from the date this registration statement is declared effective by the SEC, to purchase up to an additional 15% of the total number of shares of common stock to be offered by the Company in this offering.

Common Stock to be Outstanding after the Offering:

shares of common stock, or shares of common stock if the underwriter exercises the Over-Allotment Option in full.

The numbers do not include any of the up to shares of common stock underlying the Underwriter’s Warrants. See “Description of Share Capital.”

Gross Proceeds:	$ , or $ if the underwriter exercises the Over-Allotment Option in full, less underwriter discounts, non-expense allowance and estimated offering expenses. See “Underwriting.”

Risk Factors:

Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus starting on page 6 before deciding to invest in our common stock.

Use of Proceeds:	We intend to use the proceeds from this offering for software research and development and business expansion. See “Use of Proceeds” for more information.

Dividend Policy:	We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.

Transfer Agent:	Globex Transfer LLC

Exchange:

We plan to apply to list our common stock on the Nasdaq Capital Market. We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this offering unless we receive conditional approval letter.

Trading Symbol:	WETG

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RISK FACTORS

Before you decide to purchase our common stock, you should understand the high degree of risk involved. You should consider carefully the following risks and other information in this prospectus, including our consolidated financial statements and related notes. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our common stock could decline, perhaps significantly.

Risks Relating to Our Business and Our Financial Condition

Our independent auditors have issued an audit opinion for the Company which includes a statement describing our going concern status. Our financial status creates a doubt whether we will continue as a going concern.

As described in our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

Our success depends on our ability to develop products and services to address the rapidly evolving market for SaaS and E-Commerce, financial, and marketing services, and, if we are not able to implement successful enhancements and new features for our products and services, our business could be materially and adversely affected.

We expect that new services and technologies applicable to the industries in which we operate will continue to emerge and evolve. Rapid and significant technological changes continue to confront the industries in which we operate, including developments in WeChat business, ecommerce, mobile commerce, and payment integration services. Other potential changes are on the horizon as well, such as developments in secure data privacy. Similarly, there is rapid innovation in the provision of other products and services to businesses, including in financial services and marketing services.

These new services and technologies may be superior to, impair, or render obsolete the products and services we currently offer or the technologies we currently use to provide them. Incorporating new technologies into our products and services may require substantial expenditures and take considerable time, and we may not be successful in realizing a return on these development efforts in a timely manner or at all. There can be no assurance that any new products or services we develop and offer to our sellers will achieve significant commercial acceptance. Our ability to develop new products and services may be inhibited by industry-wide standards, ecommerce payment networks, laws and regulations, resistance to change from buyers or sellers, or third parties’ intellectual property rights. Our success will depend on our ability to develop new technologies and to adapt to technological changes and evolving industry standards. If we are unable to provide enhancements and new features for our products and services or to develop new products and services that achieve market acceptance or that keep pace with rapid technological developments and evolving industry standards, our business would be materially and adversely affected.

In addition, because our products and services are designed to operate with a variety of systems, infrastructures, and devices, we need to continuously modify and enhance our products and services to keep pace with changes in mobile, software, communication, and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely and cost-effective manner. Any failure of our products and services to continue to operate effectively with third-party infrastructures and technologies could reduce the demand for our products and services, result in dissatisfaction of our sellers or their customers, and materially and adversely affect our business.

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Our services must integrate with a variety of operating systems. If we are unable to ensure that our services or hardware interoperate with such operating systems, our business may be materially and adversely affected.

We are dependent on the ability of our products and services to integrate with a variety of operating systems, as well as web browsers that we do not control. Any changes in these systems that degrade the functionality of our products and services, impose additional costs or requirements on us, or give preferential treatment to competitive services, could materially and adversely affect usage of our products and services. In addition, we rely on ecommerce platforms and marketplaces, such as the WeChat, Meituan, Vipshop for SaaS uses and strategic cooperation. Apple, Google, or other operators of app marketplaces regularly make changes to their marketplaces, and those changes may make access to our products and services more difficult. In the event that it is difficult for our sellers to access and use our products and services, our business may be materially and adversely affected.

Our chief executive officer, chief financial officer and principal accounting officer, and directors have no significant experience managing a public company and no meaningful financial reporting experience as it relates to public companies. Accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Our officers and directors have no significant experience managing a public company and no meaningful financial reporting experience as it relates to public companies, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill obligations, our ability to continue as a public company would be in jeopardy, in which event you could lose your entire investment in our Company.

We face risks related to natural disasters, terrorist acts or acts of war, social unrest, health epidemics or other public safety concerns or hostile events, which could significantly disrupt our operations.

Our business could be materially and adversely affected by natural disasters, terrorist acts or acts of war, social unrest, health epidemics or other public safety concerns or hostile events. Natural disasters may give rise to server interruptions, breakdowns, system or technology platform failures, or internet failures, which would adversely affect our ability to operate our platform and provide our services. In addition, our results of operations could be adversely affected to the extent that any such event affects the economic condition in general and the travel industry in particular.

Since early 2020, the disease caused by a novel strain of coronavirus, later named COVID-19, has severely impacted China and the rest of the world. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic. The COVID-19 pandemic has led governments and other authorities around the world to impose measures intended to control its spread, including restrictions on freedom of movement, gatherings of large numbers of people, and business operations such as travel bans, border closings, business closures, quarantines, shelter-in-place orders and social distancing measures. As a result, the COVID-19 pandemic and its consequences have caused a severe decline in global travel.

The impact of the COVID-19 pandemic is rapidly evolving, and the continuation or a future resurgence of the pandemic could precipitate or aggravate the other risk factors that we face, which in turn could further materially and adversely affect our business, financial condition, liquidity, results of operations and profitability, including in ways that are not currently known to us or that we do not currently consider to present significant risks. The extent of the impact of the COVID-19 on our operational and financial performance in the longer term will depend on future developments, including the duration of the outbreak and related travel advisories and restrictions and the impact of the COVID-19 on overall demand for travel, all of which are highly uncertain and beyond our control. In addition to COVID-19, our business could also be adversely affected by the outbreak of Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, SARS, or other epidemics.

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Interruption or failure of our own technology systems or those provided by third-party service providers we rely upon could impair our ability to provide products and services, which could damage our reputation and harm our results of operations.

Our ability to provide products and services depends on the continuing operation of our technology systems or those provided by third-party service providers, such as cloud service providers. Any damage to or failure of such systems could interrupt our services. Service interruptions could reduce our revenue and profit and damage our brand if our systems are perceived to be unreliable. Our systems are vulnerable to damage or interruption as a result of terrorist attacks, wars, earthquakes, floods, fires, power loss, telecommunications failures, undetected errors or “bugs” in our software, malware, computer viruses, interruptions in access to our platform through the use of “denial of service” or similar attacks, hacking or other attempts to harm our systems, and similar events. Some of our systems are not fully redundant, and our disaster recovery planning does not account for all possible scenarios. If we cannot continue to retain third-party services on acceptable terms, our services may be interrupted. If we experience frequent or persistent system failures on our platform, whether due to interruptions and failures of our own technology and or those provided by third-party service providers that we rely upon, our reputation and brand could be severely harmed.

We are in the process of developing and optimizing our billing system, which will place a key role in our existing and planned business initiatives. Any error in the billing system could disrupt our operations and impact our ability to provide or bill for our services, retain customers, attract new customers, or negatively impact overall customer experience. Any occurrence of the foregoing could cause material adverse effects on our operations and financial condition, material weaknesses in our internal control over financial reporting, and reputational damage.

Any actual or perceived security or privacy breach could interrupt our operations, harm our brand and adversely affect our reputation, brand, business, financial condition and results of operations.

Our business involves the collection, storage, processing and transmission of our users’ personal data and other sensitive data. An increasing number of organizations, including large online and off-line merchants and businesses, other large Internet companies, financial institutions and government institutions, have disclosed breaches of their information security systems and other information security incidents, some of which have involved sophisticated and highly targeted attacks. Because techniques used to obtain unauthorized access to or to sabotage information systems change frequently and may not be known until launched against us, we may be unable to anticipate or prevent these attacks. In addition, users on our platform could have vulnerabilities on their own mobile devices that are entirely unrelated to our systems and platform, but could mistakenly attribute their own vulnerabilities to us. Further, breaches experienced by other companies may also be leveraged against us. For example, credential stuffing attacks are becoming increasingly common and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. Certain efforts may be state-sponsored or supported by significant financial and technological resources, making them even more difficult to detect.

Although we intend to develop, contract or purchase systems and processes that are designed to protect our users’ data, prevent data loss and prevent other security breaches, these security measures cannot guarantee security. Our information technology and infrastructure may be vulnerable to cyberattacks or security breaches, and third parties may be able to access our users’ personal information and limited payment card data that are accessible through those systems. Employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in an actual or perceived privacy or security breach or other security incident. Although we have policies restricting the access to the personal information we store, our employees have been accused in the past of violating these policies and we may be subject to these types of accusations in the future.

Any actual or perceived breach of privacy or security could interrupt our operations, result in our platform being unavailable, resulting in loss or improper disclosure of data, result in fraudulent transfer of funds, harm our reputation and brand, damage our relationships with third-party partners, result in significant legal, regulatory and financial exposure and adversely affect our business, financial condition and results of operations. Any breach of privacy or security impacting any entities with which we share or disclose data (could have similar effects. Further, any cyberattacks, or security and privacy breaches directed at our competitors could reduce confidence in the industry as a whole and, as a result, reduce confidence in us.

Additionally, defending against claims or litigation based on any security breach or incident, regardless of their merit, could be costly and divert management’s attention. We cannot guarantee that we will be able to successfully defending any of such lawsuits which could have an adverse effect on our reputation, brand, business, financial condition and results of operations.

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As we expand our platform offerings, we may become subject to additional laws and regulations, and any actual or perceived failure by us to comply with such laws and regulations or manage the increased costs associated with such laws and regulations could adversely affect our business, financial condition and results of operations.

As we continue to expand our platform offerings and user base, we may become subject to additional laws and regulations, which may differ or conflict from one jurisdiction to another. Many of these laws and regulations were adopted prior to the advent of our industry and related technologies and, as a result, do not contemplate or address the unique issues faced by our industry.

Despite our efforts to comply with applicable laws, regulations and other obligations relating to our platform offerings, it is possible that our practices, offerings or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of such laws, regulations or obligations. Our failure, or the failure by our third-party providers or partners, to comply with applicable laws or regulations or any other obligations relating to our platform offerings, could harm our reputation and brand or result in fines or proceedings by governmental agencies or private claims and litigation, any of which could adversely affect our business, financial condition and results of operations.

Key employees are essential to expanding our business.

Dai Zheng, Pijun Liu, Li Zhuo and Che Kean Tat are essential to our ability to continue to grow and expand our business. They have established relationships within the industry in which we operate. If they were to leave us, our growth strategy might be hindered, which could materially affect our business and limit our ability to increase revenue.

Additional capital, if needed, may not be available on acceptable terms, if at all, and any additional financing may be on terms adverse to your interests.

We may need additional cash to fund our operations. Our capital needs will depend on numerous factors, including market conditions and our profitability. We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund expansion, successfully promote our brand name, develop or enhance our services, take advantage of business opportunities, or respond to competitive pressures or unanticipated requirements, any of which could seriously harm our business and reduce the value of your investment.

If we are able to raise additional funds if and when needed by issuing additional equity securities, you may experience significant dilution of your ownership interest and holders of these new securities may have rights senior to yours as a holder of our common stock. If we obtain additional financing by issuing debt securities, the terms of those securities could restrict or prevent us from declaring dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

There is no assurance that we will be able to obtain additional funding if it is needed, or that such funding, if available, will be obtainable on terms and conditions favorable to or affordable by us. If we cannot obtain needed funds, we may be forced to curtail our activities.

We face increased competition as the barrier to entry the industry is relatively low and some of our competitors have significantly greater financial and marketing resources than we do.

The global E-commerce SaaS industry is still uprising, and in its early stage of development. The barrier to entry the industry is relatively low. We may compete against businesses in varied sectors, many of which are larger than we are, have a dominant and secure position in other industries, or offer other goods and services to consumers and merchants, which we do not provide. In addition, some of our competitors have significantly greater financial and marketing resources than we do and, therefore, vendors may not negotiate a similar or lower price to our Company than to other competitors with significantly greater assets and a larger budget for advertising. There are no assurances that our efforts to compete in the marketplace will be successful.

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Our marketing efforts to help grow our business may not be effective.

Promoting awareness of our offerings is important to our ability to grow our business and to attract new users can be costly. We believe that much of the growth in our user base and the number of users on our platform will be attributable to paid marketing initiatives. Our marketing initiatives may become increasingly expensive and generating a meaningful return on those initiatives may be difficult. Even if we successfully increase revenue as a result of our paid marketing efforts, it may not offset the additional marketing expenses we incur.

If our marketing efforts are not successful in promoting awareness of our offerings or attracting new users and partners, or if we are not able to cost-effectively manage our marketing expenses, our results of operations could be adversely affected. If our marketing efforts are successful in increasing awareness of our offerings, this could also lead to increased public scrutiny of our business and increase the likelihood of third parties bringing legal proceedings against us. Any of the foregoing risks could harm our business, financial condition and results of operations.

Any failure to offer high-quality user support may harm our relationships with users and could adversely affect our reputation, brand, business, financial condition and results of operations.

Our ability to attract and retain qualified users is dependent in part on the ease and reliability of our offerings, including our ability to provide high-quality support. Users on our platform depend on our support organization to resolve any issues relating to our offerings issues with reporting a problem. Our ability to provide effective and timely support is largely dependent on our ability to attract and retain service providers who are qualified to support users and sufficiently knowledgeable regarding our offerings.

Failure to deal effectively with fraud could harm our business.

There is the possibility of losses from various types of fraud, including use of stolen or fraudulent credit card data, claims of unauthorized payments by a user, attempted payments by users with insufficient funds and fraud committed by users in concert with third parties. Criminals use increasingly sophisticated methods to engage in illegal activities involving personal information, such as unauthorized use of another person’s identity, account information or payment information and unauthorized acquisition or use of credit or debit card details, bank account information and mobile phone numbers and accounts. Under current credit card practices, we may be liable for purchases facilitated on our platform with fraudulent credit card data, even if the associated financial institution approved the credit card transaction. Despite measures we have taken to detect and reduce the occurrence of fraudulent or other malicious activity on our platform, we cannot guarantee that any of our measures will be effective or will scale efficiently with our business. Our failure to adequately detect or prevent fraudulent transactions could harm our reputation or brand, result in litigation or regulatory action and lead to expenses that could adversely affect our business, financial condition and results of operations.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of an issuer’s internal controls over financial reporting. Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate. In addition, if we fail to maintain the adequacy of our internal accounting controls, as applicable standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and, also, cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

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As a “smaller reporting company” certain reduced disclosure and other requirements will be available to us after we are no longer an emerging growth company.

We are a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. Some of the reduced disclosure and other requirements available to us as a result of the JOBS Act may continue to be available to us after we are no longer an emerging growth company pursuant to the JOBS Act but remain a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. As a “smaller reporting company” we are not required to:

•	have an auditor report regarding our internal controls of financial reporting pursuant to Section 4(b) of the Sarbanes-Oxley Act;

•	present more than two years audited financial statement in our registration statement and annual reports on Form 10-K and present selected financial data in such registration statements and annual reports;

•	Make risk factor disclosure in our annual reports of Form 10-K; and

•	Make certain otherwise required disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. We plan to continue to provide for our capital needs through related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

A prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

The current global market and economic conditions are unprecedented, volatile and challenging, with the threat of recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to volatility of unprecedented levels. We cannot provide any assurance that our operations will not be materially and adversely affected by these conditions. If our operations are so affected, we may not be profitable and you could lose your investment in our shares.

Changes in laws or regulations relating to privacy, data protection or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations or any other obligations relating to privacy, data protection or the protection or transfer of personal data, could adversely affect our business.

We receive, transmit and store a large volume of personally identifiable information and other data relating to the users on our platform. Numerous local, municipal, state, federal and international laws and regulations address privacy, data protection and the collection, storing, sharing, use, disclosure and protection of certain types of data, including the California Online Privacy Protection Act, the Personal Information Protection and Electronic Documents Act, the Controlling the Assault of Non-Solicited Pornography and Marketing (CAN-SPAM) Act, Canada’s Anti-Spam Law (CASL), the Telephone Consumer Protection Act of 1991, the U.S. Federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, Section 5(c) of the Federal Trade Commission Act, and, effective as of January 1, 2020 the California Consumer Privacy Act, or CCPA. These laws, rules and regulations evolve frequently and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement, and may be inconsistent from one jurisdiction to another. For example, California recently enacted legislation, the CCPA, which will, among other things, require new disclosures to California consumers and afford such consumers new abilities to opt-out of certain sales of personal information when it goes into effect on January 1, 2020. The CCPA provides for fines of up to $7,500 per violation. It presently is unclear how this legislation will be modified or how it will be interpreted. The effects of this legislation potentially are far-reaching, however, and may require us to modify our data processing practices and policies and incur substantial compliance-related costs and expenses. The CCPA and other changes in laws or regulations relating to privacy, data protection and information security, particularly any new or modified laws or regulations that require enhanced protection of certain types of data or new obligations with regard to data retention, transfer or disclosure, could greatly increase the cost of providing our offerings, require significant changes to our operations or even prevent us from providing certain offerings in jurisdictions in which we currently operate and in which we may operate in the future.

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Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations or obligations. Our failure, or the failure by our third-party providers or partners, to comply with applicable laws or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access to, or use or release of personally identifiable information or other user data, or the perception that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing users from using our platform or result in fines or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect our business, financial condition and results of operations. Even if not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations.

We may not maintain sufficient insurance coverage for the risks associated with our business operations

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We currently do not carry business interruption insurance and may not do so in the future. In addition, we cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We do not have “key man” life insurance policies for any of our key personnel. If we were to obtain “key man” insurance for our key personnel, of which there can be no assurance, the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

We do not currently have general liability insurance and may not have general liability insurance in the near future until our financial situation improves.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

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We are a “controlled company” within the meaning of the rules of the NASDAQ Stock Market and as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are a “controlled company” as defined under the NASDAQ Stock Market Rules because our directors and officers beneficially own more than 50% of our total voting power. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and intend to rely, on certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors.

Risks Relating to Doing Business in China

As the Company will be targeting the Chinese domestic market as its primary source of revenue; the following risk factors may apply:

Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect our business.

We will conduct substantially all of our business operations and sales activities in China and Hong Kong. Accordingly, our business, financial condition, results of operations and prospects depend to a significant degree on economic developments in China. China’s economy differs from the economies of most other countries in many respects, including with respect to the amount of government involvement in the economy, the general level of economic development, growth rates and government control of foreign exchange and the allocation of resources. While the PRC economy has experienced significant growth in the past 30 years, this growth has remained uneven across different periods, regions and among various economic sectors. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Future changes in laws, regulations or enforcement policies in China could adversely affect our business.

We are subject to Chinese laws and regulations relating to data protection, business permits, banking, and money transfer among others. Laws, regulations or enforcement policies in China, including those relating to the travel industry, are evolving and subject to frequent changes. Further, regulatory agencies in China may periodically, and sometimes abruptly, change their enforcement practices. Therefore, prior enforcement activity, or lack of enforcement activity, is not necessarily predictive of future actions. Any enforcement actions against us could have a material and adverse effect on us. In addition, any litigation or governmental investigation or enforcement proceedings in China may be protracted and may result in substantial cost and diversion of resources and management attention, negative publicity, damage to our reputation and viability of our business plans.

We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stock. PRC regulations may restrict the ability of our PRC subsidiary to pay dividends to us. The determination of whether to pay dividends on our common stock in the future will depend on several factors, including without limitation, our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

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PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating subsidiaries.

We may make loans to our future PRC subsidiaries. Any investments in or foreign loans to our PRC subsidiaries are subject to approval by or registration with relevant governmental authorities in China. We may also decide to finance our subsidiaries by means of capital contributions. According to the relevant PRC regulations on foreign-invested enterprises in China, depending on the total amount of investment and the industries of the investment, capital contributions to our PRC operating subsidiaries may be subject to the approval of the PRC Ministry of Commerce, or MOFCOM, or its local branches. We may not obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiaries. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

Fluctuations in the value of the Renminbi may have a material and adverse effect on your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. The conversion of Renminbi into foreign currencies, including the U.S. dollar, has historically been set by the People’s Bank of China. On July 21, 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy caused the Renminbi to appreciate more than 20% against the U.S. dollar over the following three years. Since reaching a high against the U.S. dollar in July 2008, however, the Renminbi has traded within a narrow band against the U.S. dollar, remaining within 1% of its July 2008 high but never exceeding it. As a consequence, the Renminbi has fluctuated sharply since July 2008 against other freely traded currencies, in tandem with the U.S. dollar. In June 2010, the PRC government indicated that it would again make the foreign exchange rate of the Renminbi more flexible, which increases the possibility of sharp fluctuations in Renminbi’s value in the future as well as the unpredictability associated with Renminbi’s exchange rate. It is difficult to predict how long the current situation may last and when and how it may change again.

There remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against foreign currencies. Our revenues and costs are mostly denominated in the Renminbi, and a significant portion of our financial assets are also denominated in the Renminbi. As we rely entirely on dividends paid to us by our subsidiaries, any significant revaluation of the Renminbi may have a material and adverse effect on our revenues and financial condition, and the value of, and any dividends payable on, our ordinary shares in foreign currency terms. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would reduce the Renminbi amount we receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making dividend payments on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would reduce the U.S. dollar amount available to us. Any fluctuations in the exchange rate between the Renminbi and the U.S. dollar could also result in foreign currency translation losses for financial reporting purposes. The current economic dispute between China and the United States has resulted in a loss in the value of the Renminbi against the U.S. dollar for example thus illustrating the short term risk indicated above.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive most of our revenues in Renminbi. Under our current corporate structure, our company may rely on dividend payments from our PRC and Hong Kong subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE by complying with certain procedural requirements. But approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. This could affect the ability of our PRC subsidiaries to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from us. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our shares.

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Uncertainties with respect to the Chinese legal system could have a material and adverse effect on us.

The PRC legal system is based on written statutes. Unlike under common law systems, decided legal cases have little value as precedents in subsequent legal proceedings. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, and forms of foreign investment, including wholly foreign-owned enterprises and joint ventures, in particular. These laws, regulations and legal requirements are often changing, and their interpretation and enforcement involve significant uncertainties that could limit the reliability of the legal protections available to us. We cannot predict the effects of future developments in the PRC legal system. We may be required in the future to procure additional permits, authorizations and approvals for our existing and future operations, which may not be obtainable in a timely fashion or at all. An inability to obtain such permits or authorizations may have a material and adverse effect on our business, financial condition and results of operations.

Risks Relating to our Common Stock and this Offering

Our common stock has a limited public trading market.

There is a limited established public trading marketing for our common stock, and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

Our common stock may be subject now and in the future to the SEC’s “Penny Stock” rules.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction; the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

The offering price for our shares of common stock may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The offering price for our shares of common stock will be determined by negotiations between us and the underwriter and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our shares of common stock will not decline significantly below the offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our shares of common stock may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

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You will experience immediate and substantial dilution in the net tangible book value of our shares of common stock purchased.

The offering price of our shares of common stock is substantially higher than the net tangible book value per share of our common stock. Consequently, when you purchase our shares of common stock in the offering and upon completion of the offering, you will incur immediate dilution of $    per share, based on an assumed offering price of $   . In addition, you may experience further dilution to the extent that additional shares of common stock are issued upon exercise of outstanding warrants or options we may grant from time to time.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our shares of common stock if the market price of our shares of common stock increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our shares of common stock, the price of our shares of common stock and trading volume could decline.

The trading market for our shares of common stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our shares of common stock would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our shares of common stock and the trading volume to decline.

The market price of our shares of common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price.

The offering price for our shares of common stock will be determined through negotiations between the underwriter and us and may vary from the market price of our shares of common stock following our offering. If you purchase our shares of common stock in this offering, you may not be able to resell those shares at or above the offering price. The market price of our shares of common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●

actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

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In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and adversely affect our business.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our shares of common stock.

We anticipate that we will use the net proceeds from this offering for working capital and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our shares of common stock.

NASDAQ may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

NASDAQ Listing Rule 5101 provides NASDAQ with broad discretionary authority over the initial and continued listing of securities in NASDAQ and NASDAQ may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on NASDAQ inadvisable or unwarranted in the opinion of NASDAQ, even though the securities meet all enumerated criteria for initial or continued listing on NASDAQ. In addition, NASDAQ has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. NASDAQ was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small and the insiders of our Company will hold a large portion of the company’s listed securities. NASDAQ might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of May 30 of any year.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

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USE OF PROCEEDS

After deducting the underwriting discount and estimated offering expenses payable by us, we expect to receive net proceeds of approximately $ from this offering.

Offering
Gross proceeds	$-
Underwriting discounts and commissions*	$-
Underwriting accountable expenses	$150,000
Company offering expenses	$-
Net proceeds	$-

* 6% of the public offering price.

We intend to use the net proceeds of this offering as follows in order of priority:

Description of Use	Estimated Amount of Net Proceeds	Percentage
R&D and technology development	$	58%
Marketing and talent recruitment in China		22%
Strategic investment in service provider		10%
General working capital		10%
Total	$	100%

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. Predicting the cost necessary to develop product candidates can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the offering proceeds in China until remittance is completed. See “Risk Factors” for further information.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant.

If we determine to pay dividends on any of our common stock in the future, as a holding company, we will be dependent on receipt of funds from our operating subsidiaries. Dividend distributions from our PRC subsidiary to us are subject to PRC taxes, such as withholding tax. In addition, regulations in the PRC currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. See “Risk Factors — Risks Related to Doing Business in China — We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stock. PRC regulations may restrict the ability of our PRC subsidiary to pay dividends to us. See “Regulation—Regulation on Dividend Distributions.”

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2020 on a pro forma as adjusted basis giving effect to the completion of the firm commitment offering at an assumed offering price of $   per share and to reflect the application of the proceeds after deducting the estimated placement fees. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Share Capital.”

As of September 30, 2020
	Actual	Pro Forma as Adjusted(1)
Shareholders’ Equity
Common Stock, no par value, unlimited shares authorized, 305,451,498 shares issued and outstanding
Additional paid-in capital
Statutory reserve
Retained earnings
Accumulated other comprehensive loss
Non-controlling interests
Total shareholders’ equity
Total Capitalization
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$-	$

(1)

Reflects the sale of common stock in this offering (excluding any common stock that may be sold as a result of the underwriter exercising the Over-Allotment Option) at an assumed offering price of $   per share, and after deducting the estimated underwriting discounts and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, estimated offering expenses payable by us and advisory fees. We estimate that such net proceeds will be approximately $   .

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DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the offering price per share of common stock and the pro forma as adjusted net tangible book value per share after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding common stock. Our net tangible book value attributable to shareholders at September 30, 2020 was $   or approximately $    per share. Net tangible book value per share as of September 30, 2019 represents the amount of total assets less intangible assets and total liabilities, divided by the number of common stock outstanding.

After giving effect to the sale of shares of common stock in this offering at the assumed offering price of $ per share and after deducting the underwriting discounts and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at September 30, 2020 would have been $   , or $   per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $   per share to existing investors and immediate dilution of $ per share to new investors. The following table illustrates this dilution to new investors purchasing common stock in this offering:

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing common stock based on the foregoing firm commitment offering assumptions.

	Offering Without Over-Allotment	Offering With Over-Allotment
Assumed offering price per share	$	$
Net tangible book value per share as of September 30, 2020	$	$
Increase in pro forma as adjusted net tangible book value per share attributable to new investors purchasing common stock in this offering	$	$
Pro forma as adjusted net tangible book value per share after this offering	$	$
Dilution per share to new investors in this offering	$	$

Each $1.00 increase (decrease) in the assumed offering price of $ per share would increase (decrease) our pro forma as adjusted net tangible book value as of September 30, 2020 after this offering by approximately $   per share, and would increase (decrease) dilution to new investors by $   per share, assuming that the number of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual offering price and other terms of this offering determined at pricing.

If the underwriter exercises the Over-Allotment Option in full, the pro forma as adjusted net tangible book value per share after the offering would be $   , the increase in net tangible book value per share to existing shareholders would be $   , and the immediate dilution in net tangible book value per share to new investors in this offering would be $   .

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2020, the differences between existing shareholders and the new investors with respect to the number of shares of common stock purchased from us, the total consideration paid and the average price per share before deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

	Shares Purchased			Total Consideration			Average Price
	Amount	Percent		Amount	Percent		Per Share
FIRM COMMITMENT OFFERING
Existing shareholders (1)			%	$		%	$
New investors			%	$		%	$
Total			%	$		%	$

(1)	Not including shares underly the Over-Allotment Option.

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual offering price of our common stock and other terms of this offering determined at the pricing.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

All amounts included herein with respect to the nine months ended September 30, 2020 and the period from inception (March 28, 2019) to September 30, 2019 are derived from our unaudited consolidated financial statements (“Interim Financial Statements”) included elsewhere in this prospectus. All amounts included herein with respect to the period from inception (March 28, 2019) to December 31, 2019 are derived from our audited consolidated financial statements (“Annual Financial Statements”) included elsewhere in this prospectus. These Interim Financial Statements and Annual Financial Statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or US GAAP.

Overview

WeTrade Group, Inc. was incorporated in the State of Wyoming on March 28, 2019 and is in the business of providing technical services and solutions via its membership-based social e-commerce platform. We are committed to providing an international cloud-based intelligence system and independently developed a microbusiness cloud intelligence system (the “YCloud”). Our goal is to provide technical and auto-billing management services for 100 million micro-business online stores in China through big data analytics, machine learning mechanism, social network recommendations, and multi-channel data analysis.

We formed a strategic alliance with service providers. We, together with service providers provide services to both individual and corporate clients. We are serving microbusiness owners at various platforms with a 360-million potential market basis for the individual side. We are serving enterprises in multiple industries for the corporate side, including Yuetao Group, JD Zhiding, Lvyue, Yuebei, Yuedian, Coke GO, China Tobacco Shangyue, etc. We have conducted business operations in mainland China and trial operations in Hong Kong, the Philippines, and Singapore. We expect to utilize the YCloud system to establish a global strategic cooperation with various social media platforms, including Kakao Talk, Line, Whatsapp, Ohho, and Bluechat, etc. We have also formed a long-term technical collaboration with Yuetao App, Daren App, Yuebei App, JDZhiding App, Yuedian App, and Lvyue App.

In January 2020, we appointed 3rd party software company to develop an auto-billing management system (“WeTrade System”), the early stage of YCloud system, at the cost of RMB 400,000 to provide online payment services for its online store customers in PRC. The main functions of YCloud System are users’ marketing relationship, CPS commission profit management, multi-channel data statistics, AI fission and management, improved supply chain system. Business applications cover the micro business industry, tourism industry, hospitality industry, livestreaming and short video industry, medical beauty industry and traditional retail industry.

Our products are currently serving the e-commerce industry, tourism industry, hospitality industry, and live-streaming/short video industry.

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Results of Operations

Results of Operations for the Nine months period Ended September 30, 2020 and 2019

The following tables provide a comparison of a summary of our results of operations for the nine months period ended September 30, 2020 and 2019.

	For the Period September 30, 2020	From the period March 28, 2019 (Inception) to September 30, 2019
Revenue:
Service revenue, non-related party	$518,269	$-
Service revenue, related party	2,370,192	-
Total Revenue	2,888,461	-
Cost of Revenue	(515,195)	-
Gross Profit	2,373,266
Operating Expenses:
General and Administrative	(617,216)	(255,010)
Operations Profit/ (Loss)	(1,756,050)	(255,010)
Other revenue	39,060	-
Net Income/ (Loss) before income tax	1,795,110	(255,010)
Income tax expense	(487,984)	-
Net Income/ (loss)	$1,307,126	$(255,010)

Revenue from Operations

For the nine-month period ended September 30, 2020 and 2019, total revenue was $2,888,461 and $0, respectively. The increase was mainly from the service revenue generated from auto-billing management system from customers.

Cost of revenue

Cost of revenue mainly consists of staff payroll, PRC central provident fund (“CPF”) and other staff benefits, the increase is mainly due to more staffs were recruited during the period. The increase is in line with the increase in revenue during the period.

General and Administrative Expenses

For the nine months period ended September 30, 2020 and 2019, general and administrative expenses were $617,216 and 255,010, respectively. The increase is mainly due to increase in the payroll expenses as a result of 77 new staffs were recruited during the period.

Net Income (Loss)

As a result of the factors described above, there was a net profit of $1,307,126 and net loss of $255,010 for the nine months period ended September 30, 2020 and 2019, respectively, the increase mainly due to revenue generated from auto-billing management system from related party.

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Results of Operations for the Three months period ended September 30, 2020 and 2019

	2020	2019
Revenue
Service revenue, non-related party	$518,269	$-
Service revenue, related party	1,493,829	-
Total Revenue	2,012,098	-
Cost of Revenue	(427,647)	-
Gross Profit	1,584,451	-
General and Administrative Expense	(407,067)	(110,921)
Profit/ (Loss) from Operations	1,177,384	(110,921)
Other revenue	38,939	-
Net Income/ (Loss) before income tax	1,216,323	(110,921)
Income tax expenses	(475,431)	-
Net Income/ (loss)	$740,893	$(110,921)

Revenue from Operations

For the three-month period ended September 30, 2020 and 2019, total revenue was $2,012,098 and $0, respectively. The increase was mainly due to increase in service revenue generated from auto-billing management system from micro-business users.

Cost of revenue

Cost of revenue mainly consists of staff payroll, PRC central provident fund (“CPF”) and other staff benefits, the increase is mainly due to more staffs were recruited during the period. The increase is in line with the increase in revenue during the period.

General and Administrative Expenses

For the three months period ended September 30, 2020 and 2019, general and administrative expenses were $407,067 and $110,921, respectively. The increase is mainly due to increase in the payroll expenses as a result of 77 new staffs were recruited during the period.

Net Income (Loss)

As a result of the factors described above, there was a net profit of $740,893 and net loss of $110,921 for the three months period ended September 30, 2020 and 2019, respectively. The increase mainly due to increase in revenue generated from auto-billing management system from customers.

Results of Operations for the year ended December 31, 2019

The following chart provides a summary of our results of operations for the period from inception (March 28, 2019) through period ended December 31, 2019 and should be read in conjunction with the financial statements and notes thereto.

For the period from inception (March 28, 2019) to period ended December 31, 2019	2019
Total operating expenses	417,407
Loss from operations	(417,407)
Income tax	-
Net loss	$(417,407)
Basic net loss per share	$(0.00)

From inception (March 28, 2019) through period ended December 31, 2019, we had no revenues and no operations and net loss were $417,407, which consist of software, startup fees, incorporation fees, audit fee and lawyers review fees from the periodic filings with the SEC.

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Liquidity and Capital Resources

As of September 30, 2020, we had cash on hand of $6,787,535. The increase is mainly due to the increase in revenue from auto-billing management services from customers. The increase is mitigated by the repayment of related party loan of $650,000 and $710,000 in January 21, 2020 and March 2, 2020 respectively as compare to the bank balance of $6,591,128 in December 31, 2019.

Operating activities

Our continuing operating activities used cash of $1,042,610 and $509 for the periods ended September 30, 2020 and 2019, respectively. The increase was mainly due to loan repayment of approximately $1.6 million to related parties.

Financing activities

Cash provided in our financing activities was increased to $835,500 and $220,020 for the periods ended September 30, 2020 and 2019, respectively. The increase was due to additional 1,896,166 shares issued to new 307 shareholders for cash in total amount of $757,500 during the period.

Critical Accounting Policies

We prepare our financial statements in accordance with generally accepted accounting principles of the United States (“GAAP”). GAAP represents a comprehensive set of accounting and disclosure rules and requirements. The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Our actual results could differ from those estimates. We use historical data to assist in the forecast of our future results. Deviations from our projections are addressed when our financials are reviewed on a monthly basis. This allows us to be proactive in our approach to managing our business. It also allows us to rely on proven data rather than having to make assumptions regarding our estimates.

Revenue recognition

The Company follows the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

Use of Estimate

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. Cash on hand amounted to $6,787,535 as of September 30, 2020.

Accounts receivable

Accounts receivable are presented net of allowance for doubtful accounts. The Group uses specific identification in providing for bad debts when facts and circumstances indicate that collection is doubtful and based on factors listed in the following paragraph. If the financial conditions of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowance may be required.

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The Company maintains an allowance for doubtful accounts which reflects its best estimate of amounts that potentially will not be collected. The Company determines the allowance for doubtful accounts on general basis taking into consideration various factors including but not limited to historical collection experience and credit-worthiness of the customers as well as the age of the individual receivables balance. Additionally, the Company makes specific bad debt provisions based on any specific knowledge the Company has acquired that might indicate that an account is uncollectible. The facts and circumstances of each account may require the Company to use substantial judgment in assessing its collectability.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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BUSINESS

WeTrade Group, Inc. was incorporated in the State of Wyoming on March 28, 2019 and is in the business of providing technical services and solutions via its membership-based social e-commerce platform. We are committed to providing an international cloud-based intelligence system and independently developed a microbusiness cloud intelligence system (the “YCloud”). Our goal is to provide technical and auto-billing management services for 100 million micro-business online stores in China through big data analytics, machine learning mechanism, social network recommendations, and multi-channel data analysis.

We formed a strategic alliance with service providers. We, together with service providers, provide services to both individual and corporate clients. We are serving microbusiness owners at various platforms with a 360-million potential market basis for the individual side. We are serving enterprises in multiple industries for the corporate side, including Yuetao Group, JD Zhiding, Lvyue, Yuebei, Yuedian, Coke GO, China Tobacco Shangyue, etc. We have conducted business operations in mainland China and trial operations in Hong Kong, the Philippines, and Singapore. We expect to utilize the YCloud system to establish a global strategic cooperation with various social media platforms, including Kakao Talk, Line, Whatsapp, Ohho, and Bluechat, etc. We have also formed a long-term technical collaboration with Yuetao App, Daren App, Yuebei App, JDZhiding App, Yuedian App, and Lvyue App.

In January 2020, we appointed 3rd party software company to develop an auto-billing management system (“WeTrade System”), the early stage of YCloud system, at the cost of RMB 400,000 to provide online payment services for its online store customers in PRC. The main functions of YCloud System are users’ marketing relationship, CPS commission profit management, multi-channel data statistics, AI fission and management, improved supply chain system. Business applications cover the micro business industry, tourism industry, hospitality industry, livestreaming and short video industry, medical beauty industry and traditional retail industry.

Our products are currently serving the e-commerce industry, tourism industry, hospitality industry, and live-streaming/short video industry.

Corporate History and Structure

The following diagram sets forth the structure of the Company as of the date of this prospectus:

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WeTrade Group, Inc. was incorporated in the State of Wyoming on March 28, 2019.

Utour Pte. Ltd. (referred to herein as “Utour”) was incorporated in Singapore on March 23, 2018 as a limited liability company. Utour is 100% owned by WeTrade Group.

WeTrade Information Technology Limited (referred to herein as “WeTrade Technology”) was incorporated in Hong Kong on September 4, 2019 as a limited liability company. WTIF is 100% owned by WeTrade Group.

Yueshang information technology （Beijing）Limited (referred to herein as “Yueshang Beijing”) was incorporated in China on November 13, 2019, in the business of providing social e-commerce services, technical system support, and services. Yueshang Beijing is a wholly foreign owned entity in China and is 100% owned by WeTrade Technology.

Yueshang Technology Group (Hainan Special Economic Zone) Co., Ltd. (referred to herein as “Yueshang Hainan) was incorporated in China on October 27, 2020, in the business of providing software development, technical system support, and services. Yueshang Hainan is 100% owned by Yueshang Beijing. The company has been registered, but not in operation.

Yueshang Group (Hunan) Network Technology Co., Ltd. (referred to herein as “Yueshang Hunan”) was incorporated in China on November 13, 2020, in the business of providing software development, technical system support, and services. Yueshang Hunan is 100% owned by Yueshang Beijing. The company has been registered, but not in operation.

Our Industry

Micro-businesses in China are the customers of our product. These micro-businesses are not only referring to corporate companies, but also individuals. It is estimated that the number of people running the micro-business in China will increase from 50.6 million in 2019 to 100 million in 2020, 200 million in 2021 and 360 million in 2022, respectively. In China, the strong growth of the micro-business market is the result of increased social group recognition and industry standardization. People tend to continue to try micro-business operations based on their main business. However, their abilities and resources for expansion are limited. Our YCloud system can not only expand resources for micro-enterprises and form user fission, but also technically solve the industry barriers of micro-businesses.

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Our Products

YCloud is the first global micro-business cloud intelligent internationalization system. It conducts multi-channel data analysis through the learning of big data and social recommendation relationships. It also provides users with independent research and development of community AI fission and management systems and supply chain systems. It focuses on solving the problem of new maintenance, supply chain CPS integration output, and enrich the functional needs of users. YCloud has four main functions and competitive advantages as follows:

Payment scenario function: the YCloud system provides partners with multiple payment methods such as Alipay, WeChat, and UnionPay. The total order amount is directly entered into the platform to collect funds in separate accounts. The payment scenarios’ actual application can be divided into the single scenario payment function and the multi-scenario payment function. Dividing by income, the payment scenario function reduces the labor cost and error rate, thus significantly improving the efficiency of generating intelligent data analysis.

•	Single-scenario payment function: although microbusiness owners are provided with a multi-method payment function for their consumers through the YCloud system, the microbusiness owners only have a single sales channel to display. The revenue of each sale is divided by commissions, and the cost is allocated to suppliers and the handling fee to the YCloud system. The remaining balance goes to microbusiness owners.

•	Multi-scenario payment function: microbusiness owners have multiple sales channels to display and numerous channels to perform revenue sharing and profit consolidation functions. After various products are sold through different channels, the cost will be allocated to suppliers and the handling fee to the YCloud system. The remaining balance will be combined and goes to microbusiness owners.

Team management: the YCloud system utilizes user marketing relationship tracking and CPS commission revenue management tools.

AI fission and management: with the application of intelligent robots with user behavior, sharing data, sharing purchase, and other data, the YCloud system provides tailored recommendations and displays. For example, the YCloud system connects users’ behavior in multiple apps and platforms and makes automatic recommendations based on the analysis.

Supply chain system integration: the YCloud system applies cross-platform resource integration technology. The integration allows the multi-channel output of high-quality products and a seamless connection between suppliers and customers. The YCloud provides a complete supply chain system integrating supply, sales, finance, and service.

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Our Technology

We have utilized digitalization, electronic management, electronic data exchange, big data analysis, AI fission technology, revenue management and other technologies to form a strong coordination effect. We believe that our cloud technology enables us to develop a platform with better functionality for microbusiness users in China. We have optimized our product using the tools and platforms best suited to serve our customers. Performance, functional depth and usability of our product drive our technology decisions and product development direction, which leads to our successful development of our YCloud, the first internationalized system in the global microbusiness cloud intelligence field.

Sales and Marketing

We sell our service primarily through our direct sales force comprised of inside sales, and field sales personnel. Our account executives and account managers focus their efforts on microbusiness customers. Our account executives are responsible for initial sales to new prospects, while our account managers concentrate on growing pre-existing relationships.

Our marketing strategy is to generate qualified sales leads and raise awareness of WeTrade among microbusiness users. Our marketing programs include cooperative marketing efforts with partners, including sales link exchanges, joint press announcements, joint trade show activities, channel marketing campaigns and joint seminars.

Suppliers and Customers

Suppliers

We integrated multiple platform products to form a supply chain pool. The current suppliers include mall CPS, financial CPS, Alibaba’s local life, preferred malls, etc.

Customers

We are serving both corporate and individual clients. The API interface docking provides efficient, fast, and convenient access to all product inputs of the corporation in the upstream supply chain pool for the enterprise side. For the individual side, we directly own the private supply chain product pool, including commodities, finance, local life, etc.

Revenue Model

In the business of providing technical services and solutions via a membership-based social e-commerce platform, we are committed to providing an international cloud-based intelligence system and independently developed the “YCloud” system. We aim to provide technical and auto-billing management services for 100 million micro-business online stores in China through big data analytics, machine learning mechanism, social network recommendations, and multi-channel data analysis.

We derive our revenue from service fees charged for transactions conducted on its e-commerce platform-based SaaS products. We receive 2%-3.5% of the total Gross Merchandise Volume generated in the platform as a service fee through our agreements with various platforms, depending on the type of service and industry. We generally settle the service fee with its customers within the first ten days of each calendar month.

Competition

The global E-commerce SaaS industry is still uprising, and in its early stage of development. We may compete against businesses in varied sectors, many of which are larger than we are, have a dominant and secure position in other industries, or offer other goods and services to consumers and merchants, which we do not provide. However, most of the competitors only have business overlap with one of our core areas, including E-commerce SaaS, Store SaaS, Cloud Service, Integrated Payment Service, and Advertising Service, but none compete at all levels.

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Our primary competitor is China Youzan Limited, which offers online and offline merchants suites of comprehensive solutions comprising third-party payments and various SaaS products and comprehensive service through its e-commerce platform, like marketing and customer engagement tools facilitate the process of transactions between merchants and their customers. We seek to differentiate itself from industry participants by focusing on microbusiness and corporate and individual clients, the simplicity provided for digital transactions, and being both brand and technology agnostic. Further, WeTrade focuses on building a financial relationship with both its consumers and merchants.

Our Growth Strategy

Our ability to grow revenue is affected by, among other things, consumer spending patterns, the expansion of multiple commerce channels, the growth of mobile devices and microbusiness and consumer applications on those devices, the growth of consumers globally with internet and mobile access, the pace of transition from cash and checks to digital forms of payment, our share of the digital payments market, and our ability to innovate and introduce new products and services that merchants and consumers value. Our strategy to drive growth in our business includes the following:

•	Growing our core business: the number of microbusiness employees will exceed 100 million by the end of 2020, and it is expected to reach 200 million users in 2021 and 350 million users in 2022. Through expanding our global capabilities, customer base and scale, increasing our customers’ use of our products and services by better addressing their everyday needs related to accessing, managing, and moving money, and expanding the adoption of our solutions by microbusiness and consumers;

•	Expanding business sections: by expanding to new industries and sectors, we are able to partner with microbusiness to grow and expand their business online and in-store. For instance, the beauty industry includes cooperation opportunities beauty professionals and national beauty chain salons; the tourism industry includes potential cooperation opportunities with 30 million tour guides; the hotel industry covers about 2 million homestays, inns and star-rated hotels; live commerce industries encompass both celebrities and mass live broadcast categories and is estimated reach a viewership of 234 million in 2020.

•	Forming strategic partnerships: by building new strategic partnerships to provide better experiences for our customers, offering greater choice and flexibility, acquiring new customers, and reinforcing our role in the ecosystem. Yueshang Group has reached a strategic partnership with COFCO Coca-Cola Beverages Ltd. to cover its China Coca-Cola wholesale business amounted to 2.8 million. YueShang also has reached a strategic partnership with China Tobacco Group to cooperate with its Chinese tobacco franchise stores, an estimated business of 5.8 million. We are expecting continuing collaboration and expansion in various fields in the second quarter of 2021.

•	Seeking global expansion: organically and through global strategic partnerships, we are expanding into new international markets. WeTrade has accelerated its global deployment and carried out in-depth cooperation with many global social companies, demonstrating its strong technical strength, including the YCloud system’s negotiation with social media platforms including Kakao Talk, Line, Whatsapp, Ohho and Bluechat. The YCloud is expected to be applied on Kakao Talk in the third quarter of 2021.

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Competitive Advantages

Our business is built on a strong foundation designed to drive growth and differentiate us from our competitors. We believe that our competitive strengths include the following:

•	Scale—our scale allows us to drive organic growth, aggregated revenue management and low settlement cost.

•	Integration—our integrated platform enables application in diversified income scenarios, realized precision marketing, cross-platform integrated technical service capacities and strong integrated services for service enterprise business.

•	Efficiency—we have realized high-speed, high-efficiency, and full-category development to keep our leading position.

•	Technology—we have utilized digitalization, electronic management, electronic data exchange, big data analysis, AI fission technology, revenue management and other technologies to form a strong coordination effect.

Research and Development

Our research and development efforts are focused on improving and enhancing our existing product as well as developing new features of the product. Because of our common, multi-tenant development architecture, we are able to provide our customers with a right product to help them improve their business. As a company focusing on leading-edge cloud technology, the recruitment of R&D talents is always our first priority. As of the date of this prospectus, we had 63 R&D personnel, accounting for 71% of the total number of employees of the Company.

Intellectual Property

We rely on certain intellectual property to protect our domestic business interests and ensure our competitive position in our industry. We have 2 registered copyrights, 1 registered trademark, and 4 registered domain names.

Copyright

We own the following copyright through our subsidiaries:

Copyright Number	Issue Date	Category	Copyright Name	Issue Country
2020SR0413838	2020/05/07	Software	WePay System V1.0	China
2020SR0318464	2020/04/09	Software	Yueshang Social E-commerce Revenue Management System	China

Trademarks

We own the following trademark through our subsidiaries:

Trademark Number	File Date	Issue Date	Expiration Date	Trademark Name	Issue Country
40201910637S	2019/05/16	2019/06/09	2029/05/16		Singapore
90164214 90164218 90164221	2020/09/08 2020/09/08 2020/09/08	2020/09/08 2020/09/08 2020/09/08	N/A N/A N/A		United States of America

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Domain

We have the right to use the following domain registration issued in the PRC:

Number	Issue Date	Expiration Date	Registration Agency	Domain Name
1	2019/09/12	2021/09/12	Alibaba Cloud Computing (Beijing) Co., Ltd.	wetradegroup.net
2	2020/09/18	2021/09/19	Alibaba Cloud Computing (Beijing) Co., Ltd.	ycloud.online
3	2020/03/04	2020/03/04	Alibaba Cloud Computing (Beijing) Co., Ltd.	yueshang.co
4	2020/05/15	2021/05/25	Alibaba Cloud Computing (Beijing) Co., Ltd.	wetg.group

Our Facilities

Our principal executive office is located at No. 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District, Beijing City, People Republic of China.

We will be moving our headquarter to the following location in Beijing when the construction is completed. The following table sets forth the leases term and monthly rent:

Lease Term	Address	Space (square meters)	Average Monthly Rent
September 16, 2020 to September 15, 2025	No. 18, Kechuang 10th Street, Beijing Economic and Technological Development Zone, Beijing, China	6,216.64	RMB 414,105.93 (US$63,380.98)

Our Employees

As of the date of this prospectus, we have 89 full-time employees. The following table sets forth the number of our employees by function:

Functional Area	Number of Employees
Operating	9
Technology	63
Human Resource	4
General and Administrative	4
Financial Department	5
Strategic Department	4

Total	89

We provide social insurance for each employee in accordance with Chinese law, including pension insurance, medical insurance, unemployment insurance, work injury insurance and maternity insurance and housing provident fund.

Legal Proceedings

Currently there are no legal proceedings pending or threatened against the Company. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise.

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REGULATIONS

This section sets forth a summary of the principal PRC laws and regulations relevant to our business and operations in China.

Regulations Relating to E-Commerce

On January 1, 2019, the e-commerce law of the PRC (hereinafter referred to as the “E-Commerce law”) was formally implemented. Due to the rapid development of online consumption in recent years, microbusiness has become a concerned area of consumer rights and interests. After the implementation of the “E-Commerce law”, microbusiness in China has been clearly defined in law. Accordingly, it will undertake corresponding obligations and responsibilities, which will provide a strong legal basis for consumers to protect their rights.

“E-Commerce law” also stipulates that e-commerce operators shall disclose commodity or service information comprehensively, truthfully, accurately and timely, so as to protect consumers’ right to know and right to choose. E-commerce operators shall not conduct false or misleading commercial propaganda by means of fictitious transactions and fabricating user evaluation, so as to deceive and mislead consumers. As a result of the implementation of “E-commerce law”, the market of microbusiness in China was in rapid growth and is expected to grow strongly in the next five years.

Regulations Relating to Internet Advertising Business

In July 2016, SAIC issued the Interim Measures for the Administration of Internet Advertising to regulate internet advertising activities, which became effective in September 2016, defining internet advertising as any commercial advertising that directly or indirectly promotes goods or services through websites, webpages, internet applications and other internet media in the forms of words, picture, audio, video or others, including promotion through emails, texts, images, video with embedded links and paid-for search results. According to these measures, no advertisement of any medical treatment, medicines, food for special medical purpose, medical apparatuses, pesticides, veterinary medicines, dietary supplement or other special commodities or services subject to examination by an advertising examination authority as stipulated by laws and regulations may be published unless the advertisement has passed such examination. In addition, no entity or individual may publish any advertisement of over-the-counter medicines or tobacco on the internet. An internet advertisement must be identifiable and clearly identified as an “advertisement” to the consumers. Paid search advertisements are required to be clearly distinguished from natural search results. In addition, the following internet advertising activities are prohibited: providing or using any applications or hardware to intercept, filter, cover, fast forward or otherwise restrict any authorized advertisement of other persons; using network pathways, network equipment or applications to disrupt the normal data transmission of advertisements, alter or block authorized advertisements of other persons or load advertisements without authorization; or using fraudulent statistical data, transmission effect or matrices relating to online marketing performance to induce incorrect quotations, seek undue interests or harm the interests of others. Internet advertisement publishers are required to verify relevant supporting documents and check the content of the advertisement and are prohibited from publishing any advertisement with unverified content or without all the necessary qualifications. Internet information service providers that are not involved in internet advertising business activities but simply provide information services are required to block any attempt to publish an illegal advisement that they are aware of or should reasonably be aware of through their information services.

Regulations Relating to Payment Services

In June 2010, the People’s Bank of China, or PBOC, issued the Administrative Measures for the Payment Services of Non-Financial Institutions, or the Payment Services Measures, effective September 2010. Under the Payment Services Measures, a non-financial institution must obtain a payment business license, or Payment License, to provide payment services and qualifies as a paying institution. With the Payment License, a non-financial institution may serve as an intermediary between payees and payers and provide some or all of the following services: online payment, issuance and acceptance of prepaid card, bank card acceptance, and other payment services as specified by PBOC.

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Without PBOC’s approval, no non-financial institution or individual may engage in payment business whether explicitly or in a disguised form.

In November 2017, PBOC published a notice, or the PBOC Notice, on the investigation and administration of illegal offering of settlement services by financial institutions and third-party payment service providers to unlicensed entities. The PBOC Notice intended to prevent unlicensed entities from using licensed payment service providers as a conduit for conducting the unlicensed payment settlement services, so as to safeguard the fund security and information security. We believe that our pattern of receiving settlement services from commercial banks and third-party online payment service providers are not in violation of the PBOC Notice. See “Risk Factors—Risks Related to Our Business and Industry—We rely on commercial banks and third-party online payment service providers for payment processing and escrow services on our platform. If these payment services are restricted or curtailed in any way or become unavailable to us or our buyers for any reason, our business may be materially and adversely affected.”

Regulations on Consumer Rights Protection

Our business is subject to a variety of consumer protection laws, including the PRC Consumer Rights and Interests Protection Law, as amended and effective as of March 15, 2014, which imposes stringent requirements and obligations on business operators. Failure to comply with these consumer protection laws could subject us to administrative sanctions, such as the issuance of a warning, confiscation of illegal income, imposition of fines, an order to cease business operations, revocation of business licenses, as well as potential civil or criminal liabilities.

Regulations on Internet Information Security and Privacy Protection

In November 2016, the Standing Committee of the National People’s Congress, or the SCNPC, promulgated the Cyber Security Law of the PRC, or the Cyber Security Law, which became effective on June 1, 2017. The Cyber Security Law requires that a network operator, which includes, among others, internet information services providers, take technical measures and other necessary measures in accordance with applicable laws and regulations and the compulsory requirements of the national and industrial standards to safeguard the safe and stable operation of its networks. We are subject to such requirements as we are operating website and mobile application and providing certain internet services mainly through our mobile application. The Cyber Security Law further requires internet information service providers to formulate contingency plans for network security incidents, report to the competent departments immediately upon the occurrence of any incident endangering cyber security and take corresponding remedial measures.

Internet information service providers are also required to maintain the integrity, confidentiality and availability of network data. The Cyber Security Law reaffirms the basic principles and requirements specified in other existing laws and regulations on personal data protection, such as the requirements on the collection, use, processing, storage and disclosure of personal data, and internet information service providers being required to take technical and other necessary measures to ensure the security of the personal information they have collected and prevent the personal information from being divulged, damaged or lost. Any violation of the Cyber Security Law may subject the internet information service provider to warnings, fines, confiscation of illegal gains, revocation of licenses, cancellation of filings, shutdown of websites or criminal liabilities.

Regulations on Environmental Protection and Work Safety

Regulations on Environmental Protection

Pursuant to the Environmental Protection Law of the PRC promulgated by the SCNPC, on December 26, 1989, amended on April, 24, 2014 and effective on January 1, 2015, any entity which discharges or will discharge pollutants during course of operations or other activities must implement effective environmental protection safeguards and procedures to control and properly treat waste gas, waste water, waste residue, dust, malodorous gases, radioactive substances, noise vibrations, electromagnetic radiation and other hazards produced during such activities.

Environmental protection authorities impose various administrative penalties on persons or enterprises in violation of the Environmental Protection Law. Such penalties include warnings, fines, orders to rectify within the prescribed period, orders to cease construction, orders to restrict or suspend production, orders to make recovery, orders to disclose relevant information or make an announcement, imposition of administrative action against relevant responsible persons, and orders to shut down enterprises. Any person or entity that pollutes the environment resulting in damage could also be held liable under the Tort Law of the PRC. In addition, environmental organizations may also bring lawsuits against any entity that discharges pollutants detrimental to the public welfare.

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Regulations on Work Safety

Under relevant construction safety laws and regulations, including the Work Safety Law of the PRC which was promulgated by the SCNPC on June 29, 2002, amended on August 27, 2009, August 31, 2014, and effective as of December 1, 2014, production and operating business entities must establish objectives and measures for work safety and improve the working environment and conditions for workers in a planned and systematic way. A work safety protection scheme must also be set up to implement the work safety job responsibility system. In addition, production and operating business entities must arrange work safety training and provide the employees with protective equipment that meets the national standards or industrial standards. Automobile and components manufacturers are subject to the aforementioned environment protection and work safety requirements.

PRC Laws and Regulations on Foreign Investment

Investment in the PRC by foreign investors and foreign-invested enterprises shall comply with the Catalogue for the Guidance of Foreign Investment Industries (2017 Revision) (the “Catalogue”), which was last amended and issued by MOFCOM and NDRC on June 28, 2017 and became effective since July 28, 2017, and the Special Management Measures for Foreign Investment Access (2019 version), or the Negative List, which came into effect on July 30, 2019. The Catalogue and the Negative List contains specific provisions guiding market access for foreign capital and stipulates in detail the industry sectors grouped under the categories of encouraged industries, restricted industries and prohibited industries. Any industry not listed on the Negative List is a permitted industry unless otherwise prohibited or restricted by other PRC laws or regulations.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law of the PRC, or the Foreign Investment Law, which will come into effect on January 1, 2020, repealing simultaneously the Law of the PRC on Sino-foreign Equity Joint Ventures, the Law of the PRC on Wholly Foreign-owned Enterprises and the Law of the PRC on Sino-foreign Cooperative Joint Ventures. The Foreign Investment Law adopts the management system of pre-establishment national treatment and negative list for foreign investment. Policies in support of enterprises shall apply equally to foreign-funded enterprises according to laws and regulations. Foreign investment enterprises shall be guaranteed that they could equally participate in the setting of standards, and the compulsory standards formulated by the State shall be equally applied. Fair competition for foreign investment enterprises to participate in government procurement activities shall be protected. The Foreign Investment Law also stipulates the protection on intellectual property rights and trade secrets. The State also establishes information reporting system and national security review system according to the Foreign Investment Law.

PRC Laws and Regulations on Wholly Foreign-Owned Enterprises

The establishment, operation and management of corporate entities in China are governed by the PRC Company Law, which was promulgated by the SCNPC on December 29, 1993 and became effective on July 1, 1994. It was last amended on October 26, 2018 and the amendments became effective on October 26, 2018. Under the PRC Company Law, companies are generally classified into two categories, namely, limited liability companies and joint stock limited companies. The PRC Company Law also applies to limited liability companies and joint stock limited companies with foreign investors. Where there are otherwise different provisions in any law on foreign investment, such provisions shall prevail.

The Law of the PRC on Wholly Foreign-invested Enterprises was promulgated and became effective on April 12, 1986, and was last amended and became effective on October 1, 2016. The Implementing Regulations of the PRC Law on Foreign-invested Enterprises were promulgated by the State Council on October 28, 1990. They were last amended on February 19, 2014 and the amendments became effective on March 1, 2014. The Provisional Measures on Administration of Filing for Establishment and Change of Foreign Investment Enterprises were promulgated by MOFCOM and became effective on October 8, 2016, and were last amended on July 20, 2017 with immediate effect. The above-mentioned laws form the legal framework for the PRC Government to regulate Foreign-invested Enterprises. These laws and regulations govern the establishment, modification, including changes to registered capital, shareholders, corporate form, merger and split, dissolution and termination of Foreign-invested Enterprises.

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According to the above regulations, a Foreign-invested Enterprise should get approval by MOFCOM before its establishment and operation. Yueshang Beijing is a Foreign-invested Enterprise since established, and has obtained the approval of the local administration of MOFCOM. Its establishment and operation are in compliance with the above-mentioned laws. Each of Yueshang Hainan and Yueshang Hunan is a PRC domestic company, and it is not subject to the record-filling or examination applicable to Foreign-invested Enterprises.

PRC Laws and Regulations on Trademarks

The Trademark Law of the PRC was adopted at the 24th meeting of the SCNPC on August 23, 1982. Three amendments were made on February 22, 1993, October 27, 2001 and August 30, 2013. The last amendment was implemented on May 1, 2014. The Regulations on the Implementation of the Trademark Law of the PRC were promulgated by the State Council of the People’s Republic of China on August 3, 2002, which took effect on September 15, 2002. It was revised on April 29, 2014 and became effective as of May 1, 2014. According to the Trademark Law and the implementing regulations, a trademark which has been approved and registered by the trademark office is a registered trademark, including a trademark of goods, services, collective trademark and certification trademark. The trademark registrant shall enjoy the exclusive right to use the trademark and shall be protected by law. The trademark law also specifies the scope of registered trademarks, procedures for registration of trademarks and the rights and obligations of trademark owners. We are currently holding 9 registered trademarks in China and enjoy the corresponding rights.

PRC Laws and Regulations on Foreign Exchange

General Administration of Foreign Exchange

The principal regulation governing foreign currency exchange in the PRC is the Administrative Regulations of the PRC on Foreign Exchange (the “Foreign Exchange Regulations”), which were promulgated on January 29, 1996, became effective on April 1, 1996 and were last amended on August 5, 2008. Under these rules, Renminbi is generally freely convertible for payments of current account items, such as trade- and service-related foreign exchange transactions and dividend payments, but not freely convertible for capital account items, such as capital transfer, direct investment, investment in securities, derivative products or loans unless prior approval by competent authorities for the administration of foreign exchange is obtained. Under the Foreign Exchange Regulations, foreign-invested enterprises in the PRC may purchase foreign exchange without the approval of SAFE to pay dividends by providing certain evidentiary documents, including board resolutions, tax certificates, or for trade- and services-related foreign exchange transactions, by providing commercial documents evidencing such transactions.

Registration of Foreign Investment Enterprises

Pursuant to the Notice of State Administration of Foreign Exchange on Promulgation of the Provisions on Foreign Exchange Control on Direct Investments in China by Foreign Investors promulgated by the SAFE, or the Notice, upon establishment of a foreign investment enterprise pursuant to the law, registration formalities shall be completed with the foreign exchange bureau. Upon completion of registration formalities by the entities involved in direct investments in China, the entities may open accounts for direct investments in China such as preliminary expense account, capital fund account and asset realization account, etc. with the bank based on the actual needs. Upon completion of such registration formalities, foreign investment enterprises could also conduct settlement when contributing foreign exchange funds, and remit funds overseas in the event of capital reduction, liquidation, advance recovery of investment, profit distribution, etc.

As of the date of this prospectus, Yueshang Beijing has completed the foreign exchange registration formalities upon establishment. Subsequently, WeTrade Technology, the sole shareholder of Yueshang Beijing, is able to contribute capital to or receive distributions and dividends from Yueshang Beijing.

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PRC Laws and Regulations on Taxation

Enterprise Income Tax

The Enterprise Income Tax Law of the People’s Republic of China (the “EIT Law”) was promulgated by the Standing Committee of the National People’s Congress on March 16, 2007 and became effective on January 1, 2008, and was later amended on February 24, 2017. The Implementation Rules of the EIT Law (the “Implementation Rules”) were promulgated by the State Council on December 6, 2007 and became effective on January 1, 2008. According to the EIT Law and the Implementation Rules, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises shall pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC shall pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises whose incomes having no substantial connection with their institutions in the PRC, shall pay enterprise income tax on their incomes obtained in the PRC at a reduced rate of 10%.

The Arrangement between the PRC and Hong Kong Special Administrative Region for the Avoidance of Double Taxation the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Arrangement”) was promulgated by the State Administration of Taxation (“SAT”) on August 21, 2006 and came into effect on December 8, 2006. According to the Arrangement, a company incorporated in Hong Kong will be subject to withholding tax at the lower rate of 5% on dividends it receives from a company incorporated in the PRC if it holds a 25% interest or more in the PRC company. The Notice on the Understanding and Identification of the Beneficial Owners in the Tax Treaty (the “Notice”) was promulgated by SAT and became effective on October 27, 2009. According to the Notice, a beneficial ownership analysis will be used based on a substance-over-form principle to determine whether or not to grant tax treaty benefits.

Yueshang Beijing and its subsidiaries are resident enterprises and pay EIT tax at the rate of 25% in the PRC. It is more likely than not that the Company and its offshore subsidiary would be treated as a non-resident enterprise for PRC tax purposes.

Value-added Tax

Pursuant to the Provisional Regulations on Value-added Tax of the PRC, or the VAT Regulations, which were promulgated by the State Council on December 13, 1993, took effect on January 1, 1994, and were amended on November 10, 2008, February 6, 2016, and November 19, 2017, respectively, and the Rules for the Implementation of the Provisional Regulations on Value-added Tax of the PRC, which were promulgated by the MOF on December 25, 1993, and were amended on December 15, 2008, and October 28, 2011, respectively, entities and individuals that sell goods or labor services of processing, repair or replacement, sell services, intangible assets, or immovables, or import goods within the territory of the People’s Republic of China are taxpayers of value-added tax. The VAT rate is 17% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 11% for taxpayers selling services of transportation, postal, basic telecommunications, construction and lease of immovable, selling immovable, transferring land use rights, selling and importing other specified goods including fertilizers; 6% for taxpayers selling services or intangible assets.

According to the Notice on the Adjustment to the Value-added Tax Rates issued by the SAT and the MOF on April 4, 2018, where taxpayers make VAT taxable sales or import goods, the applicable tax rates shall be adjusted from 17% to 16% and from 11% to 10%, respectively. Subsequently, the Notice on Policies for Deepening Reform of Value-added Tax was issued by the SAT, the MOF and the General Administration of Customs on March 30, 2019 and took effective on April 1, 2019, which further adjusted the applicable tax rate for taxpayers making VAT taxable sales or importing goods. The applicable tax rates shall be adjusted from 16% to 13% and from 10% to 9%, respectively.

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Dividend Withholding Tax

The Enterprise Income Tax Law provides that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors that do not have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

Pursuant to an Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Incomes (“Double Tax Avoidance Arrangement”) and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties (the “SAT Circular 81”) issued on February 20, 2009 by SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to the Circular on Several Questions regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018 by the SAT and took effect on April 1, 2018, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of his or her income in twelve months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. This circular further provides that applicants who intend to prove his or her status of the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Announcement on Issuing the Measures for the Administration of Non-Resident Taxpayers’ Enjoyment of the Treatment under Tax Agreements.

We have not commenced the application process for a Hong Kong tax resident certificate from the relevant Hong Kong tax authority, and there is no assurance that we will be granted such a Hong Kong tax resident certificate. We have not filed required forms or materials with the relevant PRC tax authorities to prove that we should enjoy the 5% PRC withholding tax rate.

PRC Laws and Regulations on Employment and Social Welfare

Labor Law of the PRC

Pursuant to the Labor Law of the PRC, which was promulgated by the Standing Committee of the NPC on July 5, 1994 with an effective date of January 1, 1995 and was last amended on August 27, 2009 and the Labor Contract Law of the PRC, which was promulgated on June 29, 2007, became effective on January 1, 2008 and was last amended on December 28, 2012, with the amendments coming into effect on July 1, 2013, enterprises and institutions shall ensure the safety and hygiene of a workplace, strictly comply with applicable rules and standards on workplace safety and hygiene in China, and educate employees on such rules and standards. Furthermore, employers and employees shall enter into written employment contracts to establish their employment relationships. Employers are required to inform their employees about their job responsibilities, working conditions, occupational hazards, remuneration and other matters with which the employees may be concerned. Employers shall pay remuneration to employees on time and in full accordance with the commitments set forth in their employment contracts and with the relevant PRC laws and regulations. We have entered into written employment contracts with all the employees and performed their obligations under the relevant PRC laws and regulations.

Social Insurance and Housing Fund

Pursuant to the Social Insurance Law of the PRC, which was promulgated by the Standing Committee of the NPC on October 28, 2010 and became effective on July 1, 2011, employers in the PRC shall provide their employees with welfare schemes covering basic pension insurance, basic medical insurance, unemployment insurance, maternity insurance, and occupational injury insurance. We have been complying to local regulations regarding social security and employee insurance.

In accordance with the Regulations on Management of Housing Provident Fund, which were promulgated by the State Council on April 3, 1999 and last amended on March 24, 2002, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employers and employees are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time.

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MANAGEMENT

Executive Officers and Directors

The following table provides information regarding the executive officers and directors of the Company as of the date of this prospectus:

Name:	Age:	Positions with the Company:
Zheng Dai	45	Chairman of the Board
Pijun Liu	38	Chief Executive Officer and Director (Principal Executive Officer)
Kean Tat Che	38	Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)
Zhuo Li	32	Chief Operation Officer and Director
Donghui Wang	49	Independent Director and Chair of Audit Committee Chair
Daxue Li	50	Independent Director and Chair of Compensation Committee Chair
Yuxing Ye	41	Independent Director and Chair of Nominating Committee Chair
Hung Fei Choi	35	Independent Director
Ning Qin	39	Independent Director

Business Experience

Zheng Dai, Chairman of the Board

Mr. Dai was a graduate of Fuzhou Finance University in PRC and majored in Finance and Economics. Mr. Dai began his career in internet and information technology industry in 1998. Between 2000 to 2004, he served as Chief Technology Officer for China Interaction Media Group. Between 2006 to 2012, he was a co-founder and Vice President of Qunar Cayman Islands Limited (stock code: QUNR). Since 2014, Mr. Dai has served on several boards that represent timeshare owners and their interests. Mr. Dai’s prime duty for the Company will be to leverage his existing industry connections to assist in the implementation of the business plan.

Pijun Liu, Chief Executive Officer and Director

Mr Liu has more than 15 years of experience in tourism operations and team management. He graduated from Wuhan University of Technology in 2004 and studied post graduate from the School of Finance, Renmin University of China from 2018 to 2019. From 2004 to 2006, he worked for eLong.com and International Hotel Group, during which he hosted the first Caofeidian Forum. From 2009 to 2014 Mr. Liu founded the high-star hotel alliance-Wandian Alliance and led the team to achieve significant results; From 2014 to 2017, Mr. Liu Pijun served as the founder and CEO of Zhiding.com. He led the team to obtain 8 million RMB in Series A funding from 58.com and other institutions. And they also got more than 30 million RMB funding from investors such as JD.com. In 2017, he received “Gold Award in the Global Travel Conference”. Since 2019, Mr. Liu has served as the co-founder and CEO of Yueshang Group, he is responsible for investment operations and team management.

Kean Tat Che, Chief Financial Officer and Director

Mr. Che graduated from University of Adelaide in Australia and majored in Accounting and Finance in 2005. He is a member of CPA Australia and has over 15 years of experience in accounting, auditing, corporate finance and IPO advisory. In 2006, he started his career as auditor with Ernst & Young LLP and left the firm in 2009. From 2009 to 2012, he worked as Corporate Finance Manager with ICH Group, which involved in several IPO in South East Asia region. In 2013, he served as Vice President in Auscar Wealth Management Sdn Bhd, responsible for the corporate finance, fund raising, merger and acquisition. From 2013 to 2016, he worked as Chief Financial Officer at Heyu Capital Group. From 2016 to 2020, he worked as Group CFO in Nova Group Holdings (stock code:1360), responsible for the group financial affairs, corporate financial activities, merger & acquisition and corporate restructurings. From 2020 to Present, Mr Che is working as Chief Financial Officer of Central Holding Group Ltd (stock code:1735), and CFO, Secretary & Executive Director at WeTrade Group, Inc. In his current role, Mr Che is tasked with the corporate affairs and potential merge and acquisition.

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Zhuo, Li, Chief Operation Officer and Director

Zhuo, Li was a graduate from Beijing Commercial University in PRC and majored in Economics in 2011. He has over 10 years of experience in investment and financing industry. From 2011 to present, He is the founder and Chairman of Lixingde Capital Group, an asset management company that responsible for the corporate fund raising, financial advisory and wealth management. In his current role, Mr. Li is tasked with seeking potential investors and funding for the company future’s acquisition and development.

Donghui Wang, Independent Director, Chair of Audit Committee and member of Compensation Committee

Mr. Wang has more than 20 years of experience in audit, corporate finance and private fund management. He received a bachelor’s degree in engineering from Tianjin Polytechnic University in 1992 and an MBA degree from Victoria University of Technology, Australia in 1997. Mr. Wang worked at Ernst & Young Beijing from 1997 to 1999 as a senior accountant. From 1999 to 2005, Mr. Wang served as a consultant in the PricewaterhouseCoopers Sydney ofﬁce and a senior manager in their Beijing ofﬁce. From 2005 to 2011, he worked as Vice president and chief ﬁnancial ofﬁcer in Kingsoft Corporation Limited, listed in Hong Kong Stock Exchange (stock code: 3888). In 2011, he founded Shanghai Ameba Capital Co., Ltd, which currently manage a fund of RMB1.5 billion. A Venture Capital Company that focus on growing companies in TMT industry, including but not limited to enterprise level services, big data / artificial intelligence, consumption and industrial upgrading. At present, Ameba Capital has invested in nearly 100 start-up companies, including didi Kuai, mushroom street, Weima automobile, jushuitan, Yaobang, Aladdin, 2D fire, Xiaoyang education, Leyan technology, 51zan, teaching, etc.

Daxue Li, Independent Director, Chair of Compensation Committee and member of Audit Committee and Nominating Committee

Mr Li has more than 20 years of experience in TMT, e-commerce and information technology industry. In 1988, he was admitted to the Mathematics Department of Shandong University with the highest score of Science in the college entrance examination of the whole country. He was vice president and CTO of Tianji network company, in charge of technology research and development, technical service and customer execution. From 2008-2015, he served as senior vice president of JD.com group (stock code: JD), in charge of technology research and development system. From 2015 to present, he is the founder and CEO of Ciyun Technology Co Ltd. and honorary technical advisor of JD.com group.

Yuxing Ye, Independent Director, Chair of Nominating Committee and member of Audit Committee and Compensation Committee

Mr. Ye obtained his Juris Doctor degree from Benjamin N. Cardozo School of Law, Yeshiva University in New York in 2007. Mr. Ye is an attorney licensed to practice in New York State and has over 13 years of experience in advising multinational and PRC companies in corporate law, banking law, investment funds, mergers and acquisitions and regulatory and compliance matters. Mr. Ye started his career as an in-house legal counsel with Bank of China, New York Branch and subsequently with The Bank of Nova Scotia, Singapore Branch, covering a broad range of legal matters involving US sanctions, regional credit markets, derivatives and fixed income products. From 2011 to 2017, he worked as an associate/of counsel with the UK based magic circle law firm Allen Overy LLP and PRC based red circle law firm King & Wood Mallesons and became a partner in 2018 at King & Wood Malleson. Mr. Ye’s legal practice focuses on cross-border merger and acquisitions as well as the related regulatory and compliance matters, involving take-over bids, asset and share purchases/divestures, project/acquisition financings, restructuring, US export control and other commercial arrangements etc. In early 2020, Mr. Ye joined another PRC red circle law firm Zhong Lun as a partner and continues his practice in the aforementioned space, with an even broader coverage of PRC listed companies and investment funds in their outbound acquisitions as well as compliance with US and European regulatory regimes.

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Hung Fei Choi, Independent Director and member of the Audit Committee and Nominating Committee

Mr. Choi has over 10 years of experience in securities trading, fundraising activities, corporate finance and project investments. Mr. Choi possesses knowledge in financial analysis, corporate finance, corporate valuation and corporate governance. Mr. Choi graduated with a bachelor’s degree in business administration from the Chinese University of Hong Kong, and obtained a master of finance degree in corporate finance from the University of New South Wales in Australia. Mr. Choi is currently the founder and managing director of Draco Capital Limited and a responsible officer for Type 6 (advising on corporate finance) regulated activity of Draco Capital Limited under the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong). Mr. Choi is principally responsible for advising on corporate finance activities, pre-initial public offerings, merger & acquisitions, fundraising activities and corporate restructurings for private and public companies in the PRC, Malaysia and Hong Kong.

Ning Qin, Independent Director and member of the Compensation Committee and Nominating Committee

Mr. Qin is a graduate from Law school of Versailles University in France, and majored in Arbitration and International business in 2008, Master of Laws. He has legal professional qualifications certificate and has over 15 years of experience as corporate counsel and lawyer, in M&A, investment and finance. In 2003, he started his career as Clerk with Court of Baqiao District of Xi’an in China and left in 2004. From 2004 to 2005, he worked as Paralegal with Shaanxi Haipu Law Firm in Xi’an of China. In 2008, he worked as Paralegal with Jane Willems’ Firm in Paris, France. From 2009 to 2013, he served as Senior Manager in Tian An China Investment Ltd., (stock code:0028), listed on HK stock exchange, responsible for the China legal and investment. In 2013, he worked as General Manager in Shaanxi HDTX Investment Ltd. In 2016, he served as Executive Director in Yulin FFL Environmental Energy Limited (member of ENGIE Group in France). In 2018, he worked as Assistant President in Guanghui Energy Group (stock code:600256), listed on SHH stock exchange. From 2020 to present, he is working as Equity Partner in Zhonglun W&D Law Firm in Xi’an.

Family Relationships

None of the directors or executive officers at the Company have a family relationship as defined in Item 401 of Regulation S-K.

Election of Officers

Each of our directors is appointed to hold office until the next annual meeting of our stockholders, until her or her respective successor is elected and qualified, or until he or she resigns or is removed in accordance with the applicable provisions of Wyoming law. Our officers are appointed by our board of directors and hold office until removed by our board of directors or until their resignation.

Board of Directors

We currently have a board of directors consisting of seven members, a majority of whom are “independence” as defined in Nasdaq Rule 5605. We expect that all current directors will continue to serve after this offering. The directors will be re-elected at our annual general meeting of shareholders.

A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

Board Committees

We have established three committees under the board of directors: Audit Committee, Compensation Committee and Nominating Committee. Each committee is governed by a charter approved by our Board of Directors. Copies of the charters have been submitted as exhibits to the registration statement of which this prospectus is a part and will be available at our investor relations website.

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Audit Committee

Our Audit Committee will consist of Donghui Wang (Chair), Daxue Li, Yuxing Ye, and Hung Fei Choi.  Each member of the Audit Committee will satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Audit Committee Financial Expert is Donghui Wang who qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of the Listing Rules of the Nasdaq Stock Market. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The Audit Committee is responsible for, among other things:

●	selecting our independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by our independent registered public accounting firm;

●

reviewing with our independent registered public accounting firm any audit problems or difficulties and management’s response and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K;

●	discussing the annual audited financial statements with management and our independent registered public accounting firm;

●	annually reviewing and reassessing the adequacy of our Audit Committee charter;

●	meeting separately and periodically with the management and our independent registered public accounting firm;

●	reporting regularly to the full board of directors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposure; and

●	such other matters that are specifically delegated to our Audit Committee by our board of directors from time to time.

Compensation Committee

Our Compensation Committee will consist of Daxue Li (Chair), Donghui Wang, Yuxing Ye and Ning Qin. Each of the Compensation Committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. Our Compensation Committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. No officer may be present at any committee meeting during which such officer’s compensation is deliberated upon. The Compensation Committee will be responsible for, among other things:

●	reviewing and approving to the board with respect to the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

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Nominating Committee

Our Nominating Committee will consist of Yuxing Ye (Chair), Daxue Li, Hung Fei Choi and Ning Qin. Each member of the Nominating Committee will satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The Nominating Committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●

advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors and officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has been a party to any judicial or administrative proceeding during the past ten (10) years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to our directors, officers and employees. A copy of the code of business and ethics has been filed as an exhibit to the registration statement of which this prospectus is a part and will be available on our investor relations website.

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EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation for the years ended December 31, 2020 and 2019, earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers whose total compensation exceeded US$100,000 (the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Pijun Liu	2020	—	—	—	—	—
CEO	2019	—	—	—	—	—
Kean Tat Che	2020	—	—	—	—	—
CFO and Secretary	2019	—	—	—	—	—
Zheng Dai	2020	—	—	—	—	—
CTO	2019	—	—	—	—	—
Zhuo Li	2020	—	—	—	—	—
COO	2019	—	—	—	—	—

Employment Agreements

Our employment agreements with our officers generally provide for employment for a specific term and pay annual salary, health insurance, pension insurance, and paid vacation and family leave time. The agreement may be terminated by either party as permitted by law.

We have entered into an employment agreement with Zheng Dai, our Chairman and Pijun, Liu, our Chief Executive Officer with effective from September 1, 2020 to August 31, 2024.

Under the terms of the agreements, each of Messrs. Dai and Liu are entitled to receive a monthly salary of $8,000 with effective from March 1, 2021, plus one month’s additional salary by the end of each year. All of these are payable in the equivalent amount of either in Hong Kong Dollars or Chinese Renminbi. Any variances are mainly due to fluctuation of currency exchange.

We have also entered into an employment agreement with Kean Tat Che, our Chief Financial Officer and Zhuo, Li, our Chief Operating Officer with effective from March 28, 2019 to March 27, 2023.

Under the terms of the agreements, each of Messrs. Che and Li are entitled to receive a monthly salary of $5,000 with effective from March 1, 2021, and plus one month’s additional salary by the end of each year. All of these are payable in the equivalent amount of either in Hong Kong Dollars or Chinese Renminbi. Any variances are mainly due to fluctuation of currency exchange.

Director Compensation

We have not paid any compensation to our directors for the past two fiscal years other than reimbursement for their expenses.

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RELATED PARTY TRANSACTIONS

As of September 30, 2020, amount due to related parties consist of the following:

	As of September 30, 2020	As of December 31, 2019

Related parties payable	276,500	254,515
Related party loan	140,000	1,500,000
	$416,500	1,754,515

The related party balance of $416,500 represented an outstanding loan of $140,000 from the related company owned by Company’s director for daily business operation in Singapore, and professional expenses paid on behalf by Director of $276,500 and which consist of $224,500 advance from Dai Zheng, $42,000 advance from Li Zhuo and $10,000 from Che Kean Tat. It is unsecured, interest-free with no fixed payment term and imputed interest is consider to be immaterial.

The Company have settled related party loan of $650,000 and $710,000 in January 21, 2020 and March 2, 2020 respectively due to cost cutting in business operation in Singapore as a result of change in business plan. As of September 30, 2020, there were $140,000 of related party loan that are due to the company owned by Mr. Dai, the Chairman of the Board.

As of December 31, 2019, amount due to related parties consist of the following:

As of December 31, 2019

Related parties payable	254,515
Related party loan	1,500,000
$1,754,515

The related party balance of $1,754,515 represented an outstanding loan of $1,500,000 from the related company owned by Company’s director for the future business operation, and professional expenses paid on behalf by Director of $254,515 and which consist of $224,515 advance from Dai Zheng, $20,000 advance from Li Zhuo and $10,000 from Che Kean Tat. It is unsecured, interest-free with no fixed payment term, for loan purpose.

47

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of our common stock as of the date of this prospectus by:

●	Each person who is known by us to beneficially own more than 5% our outstanding common stock;

●	Each of our director, director nominees and named executive officers; and

●	All directors and named executive officers as a group.

The number and percentage of common stock beneficially owned before the offering are based on 305,451,498 shares of common stock issued and outstanding as of the date of this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares of common stock beneficially owned by a person listed below and the percentage ownership of such person, common stock underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all common stock shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at No. 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District, Beijing City, People Republic of China, 100020. As of the date hereof, we have 367 shareholders of record.

Executive Officers and Directors	Amount of Beneficial Ownership of Common Stock(1)	Pre-Offering Percentage Ownership of Common Stock(2)	Post-Offering Percentage Ownership of Common Stock (2)(3)
Directors and Named Executive Officers:
Zheng Dai (4)	134,134,584	43.9%		%
Pijun Liu	30,000	* %	*	%
Kean Tat Che	9,833,000	3.2%		%
Li Zhuo	9,833,000	3.2%		%
Donghui Wang	-	-	-
Daxue Li	-	-	-
Yuxing Ye	-	-	-
Hung Fei Choi	-	-	-
Ning Qin	-	-	-
All executive officers and directors as a group (9 persons)		50.31%		%

5% or Greater Stockholders
Future Science and Technology Co Ltd(4)	134,134,584	43.9%		%
AiShangYou Limited(5)	128,874,405	42.2%		%

*Less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the common stock. All shares represent only common stock held by shareholders as no options are issued or outstanding.

(2)	Calculation based on 305,451,498 shares of common stock issued and outstanding as of the date of this prospectus.

(3)

Assuming shares of common stock are issued in this offering, not including shares of common stock underlying the underwriter’s Over-Allotment Option and shares of common stock underlying the Underwriter’s Warrants.

(4)	Zheng Dai has sole voting and dispositive power over the shares held by Future Science and Technology Co Ltd.

(5)	Shufeng Zang, a non-affiliate of the registrant, has sole voting and dispositive power over the shares held by AiShangYou Limited.

48

DESCRIPTION OF SHARE CAPITAL

Our authorized capital stock consists of unlimited shares of common stock, no par value per share and 0 (zero) shares of preferred stock.

The following summary of the material provisions of our common stock and Articles of Incorporation is qualified by reference to the provisions of our Articles of Incorporation included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Holders of our common stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting. Holders of our common stock are entitled to receive such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the Company. The company can issue shares at any time, without a shareholder meeting or shareholder consent. The company may at any time, increase the number of shares, split their shares, forward or reverse, as well as change their name without a shareholder meeting consistent with the provisions of the Wyoming Business Corporations Act. The company may amend the articles of incorporation at any time, by the way of board resolution, without a shareholder meeting consistent with the provisions of the Wyoming Business Corporations Act. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

Our Articles of Incorporation do not authorize the issuance of preferred stock.

Cash Dividends

We have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors, and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.

Limited Liability and Indemnification. Our Articles of Incorporation eliminate the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Wyoming law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by Wyoming law, including in circumstances in which indemnification is otherwise discretionary under Wyoming law.

Under Wyoming law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

•	conducted himself or herself in good faith;

•

reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

•	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the Company, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, our common stock is quoted on the OTC Pink Market under the symbol “WETG”, however, there has been no established public trading market for our common stock. We expect the offering price to be $ per share of common stock. Future sales of substantial amounts of common stock in the public market after our offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

Upon completion of this offering, we will have an aggregate of shares of common stock outstanding, assuming the underwriter does not exercise the Over-Allotment Option and not including the shares of common stock issuable upon the exercise the Underwriter’s Warrants. The common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act. We plan to apply to list our common stock on the Nasdaq Capital Market. This offering is contingent upon us listing our common stock on Nasdaq or another national exchange. There is no guarantee or assurance that our common stock will be approved for listing on the Nasdaq Capital Market or another national exchange.

Lock-up Agreements

We have agreed, for a period of 180 days after the date of this prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our common stock and securities that are substantially similar to our common stock, including but not limited to any options or warrants to purchase our common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the underwriter.

Furthermore, our officers, directors and certain shareholders have also entered into a similar lock-up agreement for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our common stock s and securities that are substantially similar to our common stock. These parties collectively own     % of our outstanding common stock, without giving effect to this offering.

The restrictions described in the preceding paragraphs are subject to certain exception. See “Underwriting.”

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our common stock. However, one or more existing shareholders may dispose of significant numbers of our common stock in the future. We cannot predict what effect, if any, future sales of our common stock, or the availability of common stock for future sale, will have on the trading price of our common stock from time to time. Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the trading price of our common stock.

Rule 144

All of our common stock that will be outstanding upon the completion of this offering, other than those common stock sold in this offering, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding shares of common stock, which immediately after this offering will equal shares of common stock, assuming the underwriter does not exercise their Over-Allotment Option; or

●	the average weekly trading volume of our common stock, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our common stock from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those common stock in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with   , which we sometimes refer to herein as the “Underwriter”. The Underwriter may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. The Underwriter has agreed to purchase, and we have agreed to sell to the Underwriter, the number of shares indicated below:

Name:	Number of Shares:

Total:

The Underwriter is committed to purchase all the shares of common stock offered by this prospectus if they purchase any shares. The underwriting agreement also provides that if an Underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The Underwriter is are not obligated to purchase the common stock covered by the Underwriter’s Over-Allotment Option to purchase common stock described below. The Underwriter is offering the common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Underwriter of officer’s certificates and legal opinions. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriter a 45-day option to purchase up to an aggregate of additional shares of common stock (equal to 15% of the number of shares of common stock sold in the offering), in any combination thereof, at the $ offering price per share, less underwriting discounts and commissions.

Fees, Commissions and Expense Reimbursement

Under the underwriting agreement, we have agreed to give the Underwriter a discount equal to 6% of the offering price.

The following table shows, for each of the total without Over-Allotment Option and total with full Over-Allotment Option offering amounts, the per share and total offering price, underwriting fees and commissions to be paid to the Underwriter by us, and proceeds to us, before expenses and assuming a $    per share offering price.

	Per Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Offering Price	$	$	$
Underwriting Discounts	$	$	$
Proceeds to Us, Before Expenses	$	$	$

Because the actual amount to be raised in this offering is uncertain, the actual total offering commissions are not presently determinable and may be substantially less than the maximum amount set forth above.

Under the underwriting agreement, we have agreed to pay the Underwriter 1% of the gross proceeds of this offering for its non-accountable expenses. We have also agreed to pay the Underwriter’s reasonable out-of-pocket expenses (including fees and expenses of the Underwriter’s counsel) incurred by the Underwriter in connection with this offering of up to $150,000, including but not limited to travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check. We have paid $80,000 to the Underwriter as an advance to be applied towards the out-of-pocket expenses. Any unused portion of the advances shall be returned to the Company upon the termination date in the event that the advances are not expended.

51

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding Underwriter’s fees and commissions, will be approximately $   , all of which are payable by us.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement. The underwriting agreement and a form of subscription agreement are included as exhibits to the registration statement of which this prospectus forms a part.

Underwriter’s Warrants

We have agreed to issue to the Underwriter’s warrants to purchase the number common stock in the aggregate equal to 5% of the gross proceeds received by the Company from the Closing. The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to 110% of the offering price per share in the offering. The warrants are also exercisable on a cashless basis. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Neither our Underwriter, nor permitted assignees under Rule 5110(g)(1), will sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights upon request, in certain cases. The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. The warrant exercise price and/or underlying shares may also be adjusted for issuances of common stock at a price below the warrant exercise price.

Right of First Refusal

We have agreed to grant the Underwriter, for the 12-month period following the first day of trading of our common stock, a right of first refusal to provide investment banking services to the Company on an exclusive basis.

Lock-Up Agreements

Each of our officers, directors, and certain existing shareholders agrees not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for common stock for a period of 180 days after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the Underwriter.

The Underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

52

Determination of Offering Price

The offering price of the common stock we are offering was determined by us in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this Offering of our shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the Underwriter against liabilities relating to the Offering arising under the Securities Act and the Exchange Act and to contribute to payments that the Underwriter may be required to make for these liabilities.

Application for Nasdaq Market Listing

We intent to apply to have our common stock approved for listing/quotation on the Nasdaq Capital Market under the symbol “WETG.” We will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of shares in this firm commitment offering sufficient to satisfy applicable listing criteria, our common stock will in fact be listed.

If our shares of common stock are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards of the Nasdaq Capital Market. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares and the distribution of this prospectus outside the United States.

53

LEGAL MATTERS

The validity of the common stock offered hereby will be opined upon for us by Ortoli Rosenstadt LLP.             is acting as counsel to our Company regarding PRC law matters.            is acting as counsel to the underwriter. Ortoli Rosenstadt LLP may rely upon             with respect to matters governed by the law of the PRC.

The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. The current address of            is             .

EXPERTS

The consolidated financial statements for the nine months ended September 30, 2020 and for the period from inception (March 28, 2019) to December 31, 2019, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of TAAD LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of TAAD LLP is located at 20955 Pathfinder Road, Suite 100, Diamond Bar, CA 91765.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the shares of common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal Underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the common stock offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon closing of our public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

54

Financial Statements and Selected Financial Data

The following financial information summarizes the more complete historical financial information included in this prospectus.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and board of directors of

WeTrade Group Inc

Opinion on the Financial Statements

We have audited the accompanying balance sheet of WeTrade Group Inc. (the “Company”) as of December 31, 2019, and the related statement of operations, stockholders’ deficit, and cash flows for the period from March 28, 2019 (inception) to December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of their operations and their cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ TAAD LLP

We have served as the Company’s auditor since 2019.

Diamond Bar, California

March 6, 2020

F-2

WETRADE GROUP INC

CONSOLIDATED BALANCE SHEETS

As of December 31

2019

ASSETS
Current Assets:
Cash	$6,591,128

Total Current Assets	6,591,128

Total Assets:	6,591,128

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accrued expenses	32,000
Amount due to related parties	1,754,515
-
Total Current Liabilities	1,786,515
Total Liabilities	1,786,515

Stockholders’ Equity:
Common Stock; $0.00 per share par value; 100,074,000 issued and outstanding at December 31, 2019	-
Additional Paid in Capital	220,020
Share to be issued	5,000,000
Accumulated Deficit	(417,407)
Total Stockholders’ Equity	4,804,613

Total Liabilities and Stockholders’ Equity	$6,591,128

The accompanying notes are an integral part of these financial statements.

F-3

WETRADE GROUP INC

Consolidated Statements of Operations

Year Ended December 31,

2019

Revenue	$-

Operating expenses	417,407

Loss on operations before income taxes	(417,407)

Income tax expense	-

Net Loss	(417,407)

Net loss per share - basic and diluted	$(0.00)

Weighted average shares - basic and diluted	100,024,667

The accompanying notes are an integral part of these financial statements.

F-4

WETRADE GROUP INC

Statements of Changes in Stockholders’ Equity

Year Ended December 2019

	Common Stock		Additional Paid in	Share to be	Retained Earnings (Accumulated	Total Shareholder
	Shares	Amount	Capital	issued	Deficit)	(Deficit)
Balance as of March 28, 2019 (Inception)	100,000,000	$-	$-	$	$-	$-
Stock issued in September, 2019	74,000	-	222,020	-	-	222,020
Stock to be issued		-	-	5,000,000	-	5,000,000
Net Loss for the period	-	-	-	-	$(417,407)	$(417,407)
Balance as of December 31, 2019	100,074,000	$-	$222,020	5,000,000	$(417,407)	$4,804,613

The accompanying notes are an integral part of these financial statements.

F-5

WETRADE GROUP INC

STATEMENTS OF CASH FLOWS

Year Ended December 31, 2019

From the period March 28, 2019 (Inception) to December 31, 2019
Cash Flows from Operating Activities:
Net Loss	$(417,407)
Changes in Operating Assets and Liabilities:
Amount due to related parties	254,515
Accrued expense	32,000
Net Cash Flows used in operating activities:	(130,892)

Cash flow from financing activities:
Share issued for cash	222,020
Share to be issued	5,000,000
Related party loan	1,500,000
Net cash provided by financing activities:	6,722,020

Change in Cash and Cash Equivalents:	6,591,128

Cash and Cash Equivalents, Beginning of Period	-

Cash and Cash Equivalents, End of Period	$6,591,128

Supplemental Cash Flow Information:
Cash paid for interest	$-
Cash paid for taxes	-

The accompanying notes are an integral part of these financial statements.

F-6

WeTrade Group Inc

Notes to Financial Statements

December 31, 2019

NOTE 1. NATURE OF BUSINESS

Organization

WeTrade Group Inc. was incorporated in the State of Wyoming on March 28, 2019. WeTrade Group Inc. is in the business of providing an online membership-based e-commerce platform services in China that will provide a unique and aggregate information on hotels, flights, travelling packages and other travelling products that enable customers to make informed and cost-effective hotel, flight and other travelling packages bookings. In addition, the company intends to incorporate into its business plan advanced technologies including big data and artificial intelligence to optimize user experience and incentivize members to promote platform as well as share products with their social contacts. The Company e-commerce platform is currently in operation and its website is www.wetradegroup.net.

Currently, the Company owns 100% of UTour Pte. Ltd, a Singapore business company incorporated on March 23, 2018. On December 12 ,2019, the Company acquired 100% of WeTrade Information Technology Limited, a Hong Kong holding company incorporate on September 4, 2019 from our CFO, Mr. Che Kean Tat at nominal consideration. WeTrade Information Technology Limited owns 100% of Yueshang Information Technology (Beijing) Limited, a China WOFE company incorporated on September 4, 2019. The purpose of the acquisition was to enable the company to conduct future operations in China.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

As of December 31, 2019, the details of the consolidating subsidiaries are as follows:

	Place of	Attributable
Name of Company	incorporation	equity interest %
Utour Pte Ltd	Singapore	100%

WeTrade Information Technology Limited (“WITL”)	Hong Kong	100%

Yueshang Information Technology (Beijing) Co., Ltd. (“YITB”)	P.R.C.	100%

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates used in preparing the financial statements are reasonable and prudent; however, actual results could differ from these estimates.

Fair Value

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

F-7

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity period of three months or less to be cash or cash equivalents. The carrying amounts reported in the accompanying unaudited condensed consolidated balance sheets for cash and cash equivalents approximate their fair value. All of the Company’s cash that is held in bank accounts in Singapore and PRC is not protected by Federal Deposit Insurance Corporation (“FDIC”) insurance or any other similar insurance in the PRC, or Singapore.

Foreign Currency

The Company’s principal country of operations is the PRC. The accompanying consolidated financial statements are presented in US$. The functional currency of the Company is US$, and the functional currency of the Company’s subsidiaries is RMB. The consolidated financial statements are translated into US$ from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The resulting translation adjustments are recorded as a component of shareholders’ equity included in other comprehensive income. Gains and losses from foreign currency transactions are included in profit or loss. There were no gains and losses from foreign currency transactions from the inception to December 31, 2019.

	As of December 31, 2019	Average of Year Ended December 31, 2019
RMB: US$ exchange rate	6.96	7.01
SGD: US$ exchange rate	1.35	1.35

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

Income Tax

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-8

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company has a subsidiary in Singapore and PRC. The Company is subject to tax in Singapore and PRC jurisdictions. As a result of its future business activities, the Company will be required to file tax returns that are subject to examination by the Inland Revenue Authority of Singapore and Tax Department of PRC.

Capital Structure

The Company currently has unlimited authorized shares of $0.00 par value common stock, with 100,074,000 shares issued and outstanding as of December 31, 2019.

Earnings (loss) per share

Basic net income (loss) per share of common stock attributable to common stockholders is calculated by dividing net income (loss) attributable to common stockholders by the weighted-average shares of common stock outstanding for the period. Potentially dilutive shares, which are based on the weighted-average shares of common stock underlying outstanding stock-based awards, warrants, options, or convertible debt using the treasury stock method or the if-converted method, as applicable, are included when calculating diluted net income (loss) per share of common stock attributable to common stockholders when their effect is dilutive.

Potential dilutive securities are excluded from the calculation of diluted EPS in loss periods as their effect would be anti-dilutive.

As of December 31, 2019, there were potentially dilutive shares.

2019
Statement of Operations Summary Information:
Net loss	$(417,407)
Weighted-average common shares outstanding - basic and diluted	100,024,667
Net loss per share, basic and diluted	$0.00

NOTE 3 – CASH

Cash consist of the following:

As of December 31, 2019

Bank Deposits-China	$5,000,014
Bank Deposits-Singapore	1,591,114
$6,591,128

F-9

NOTE 4 – ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the following:

As of December 31, 2019

Accrued audit fee	12,000
Accrued lawyer fee	20,000
$32,000

Accrued expenses includes audit and lawyers’ fees liabilities as of December 31, 2019.

NOTE 5 – AMOUNT DUE TO RELATED PARTIES

As of December 31, 2019, amount due to related parties consist of the following:

As of December 31, 2019

Related parties payable	254,515
Related party loan	1,500,000
$1,754,515

The related party balance of $1,754,515 represented an outstanding loan of $1,500,000 from the related company owned by Company’s director for the future business operation, and professional expenses paid on behalf by Director of $254,515 and which consist of $224,515 advance from Dai Zheng, $20,000 advance from Li Zhuo and $10,000 from Che Kean Tat. It is unsecured, interest-free with no fixed payment term, for loan purpose.

NOTE 6 – EQUITY

The company has an unlimited number of ordinary shares authorized, and has issued 100,074,000 shares with no par value as of December 31, 2019. The 100,000,0000 shares were issued as founders shares to thirty-three founders on March 28, 2019 and additional 74,000 shares were issued at $3 per share to thirteen new shareholders on September 3, 2019.

There are 1,666,666 shares to be issued at $3 per share to 2 new shareholder in February 2020.

F-10

NOTE 7. OPERATING EXPENSES

The company has no employees other than the directors, who did not receive any remuneration. The Company incurred $417,407 in start-up fees, incorporation fees, legal fees and audit fees from inception period (March 28, 2019) to December 31, 2019. The operating expenses of $254,515 were paid by Directors of the company and $32,000 is still accrued as of December 31, 2019.

NOTE 8 – INCOME TAXES

The Company is subject to U.S. Federal tax laws. The Company has not recognized an income tax benefit for its operating losses in the United States because the Company does not expect to commence active operations in the United States.

UTour Pte Ltd was incorporated in Singapore and is subject to Singapore profits tax at a tax rate of 17%. Since UTour Pte Ltd had no taxable income during the reporting period, it has not paid Singapore profits taxes. UTour has not recognized an income tax benefit for its operating losses in Singapore because the Company does not expect to commence active operations in Singapore.

WeTrade Information Technology Limited (“WITL”) was incorporated in Hong Kong and is subject to Hong Kong profits tax at a tax rate of 16.5%. Since WITL had no taxable income during the reporting period, it has not paid Hong Kong profits taxes. WITL has not recognized an income tax benefit for its operating losses in Hong Kong because the Company does not expect to commence active operations in Hong Kong.

The Company plans to conduct its major operations in the PRC through Yueshang Information Technology (Beijing) Co., Ltd., and in accordance with the relevant tax laws and regulations. The corporate income tax rate in China is 25%. The Company has not paid PRC profits taxes, since it had no taxable income during the reporting period.

The Company is incorporated in United States, and is subject to corporate income tax rate of 21%. As of December 31, 2019, the Company has net operating losses from operations. The carry forwards expire through the year 2039. The Company’s net operating loss carry forward may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code. A valuation allowance has been applied due to the uncertainty of realization.

The deferred tax asset as of December 31, 2019 consisted of the following:

2019
Net operating loss carryforwards	$87,700
Less valuation allowance	(87,700)

NOTE 9 – SUBSEQUENT EVENTS

The Company issued additional 1,666,666 shares of common stock at the price of $3 per share to 2 new shareholders in February 2020. As of March 6, 2020, there were 101,740,666 shares of common stock outstanding.

The Company have settled related party loan of $650,000 and $710,000 in January 21, 2020 and March 2, 2020 respectively. As of March 6, 2020, there were $140,000 of related party loan that are due to the company owned by Mr. Dai, the Chairman of the Board.

F-11

WETRADE GROUP INC

BALANCE SHEETS

(All amounts shown in U.S. Dollars)	September 30, 2020	December 31, 2019
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$6,787,535	$6,591,128
Accounts Receivables	550,902	-
Accounts Receivables - Related Party	480,018	-
Other receivables	276,400	-
Prepayments	197,097	-

Non current Assets:
Right of use assets	2,832,007	-
Intangible asset, net	77,196	-
Prepaid expense	10,327	-
Total Assets:	$11,211,481	$6,591,128

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accrued expenses	$220,412	$32,000
Tax payables	556,802	-
Amount due to related parties	416,500	1,754,515
Lease liabilities, current	304,973	-
Total Current Liabilities	1,498,687	1,786,515

Lease liabilities, non- current	2,581,882	-
Total Liabilities	4,080,569	1,786,515

Stockholders’ Equity:
Common Stock; $0.00 per share par value; 305,451,498 issued and outstanding at September 30, 2020 and 300,222,000 issued and outstanding at December 31, 2019*	-	-
Additional Paid in Capital	6,057,520	222,020
Share to be issued	-	5,000,000
Accumulated other comprehensive income (loss)	183,673	-
Retained Earning/ (Accumulated Deficit)	889,719	(417,407)
Total Stockholders’ Equity	7,130,912	4,804,613

Total Liabilities and Stockholders’ Equity	$11,211,481	$6,591,128

*Share and per share amounts have been retroactively adjusted to reflect the increased number of shares resulting from a 1:3 stock split.

The accompanying notes are an integral part of these unaudited financial statements.

F-12

WETRADE GROUP INC

STATEMENTS OF OPERATIONS

Unaudited

	Three Months ended September 30 2020	Three Months ended September 30 2019	Nine Months ended September 30, 2020	From inception to September 30, 2019
Revenue:
Service revenue, non-related party	$518,269	-	$518,269	-
Service revenue, related party	1,493,829		2,370,192
Total Revenue:	2,012,098		2,888,461
Cost of revenue	(427,647)		(515,195)
Gross Profit	1,584,451	-	2,373,266	-

Operating Costs and expenses:

General and Administrative	407,067	110,921	617,216	255,010
Operations Profit/ (Loss)	1,177,384	(110,921)	1,756,050	(255,010)
Other income/ (loss)	38,939	-	39,060
Net Income/ (Loss) before Income Tax	1,216,323	(110,921)	1,795,110	(255,010)
Income tax expense	475,431	-	487,984	-
Net income (loss)	740,893	(110,921)	1,307,126	(255,010)
Other Comprehensive Income (Loss)
Foreign currency translation adjustment	244,292	-	183,673	-
Total comprehensive Income (Loss)	$985,185	$(110,921)	$1,490,799	$(255,010)

Basic and Diluted Net Income (Loss) per share*:	$0.00	$(0.00)	$0.00	$(0.00)

Weighted average number of shares outstanding*; Basic and Diluted	$308,704,888	$300,073,998	$304,166,073	$300,024,666

*Share and per share amounts have been retroactively adjusted to reflect the increased number of shares resulting from a 1:3 stock split.

The accompanying notes are an integral part of these unaudited financial statements.

F-13

WETRADE GROUP INC

STATEMENTS OF CASH FLOWS

		From the period March 28, 2019
	For the Period September 30, 2020	(Inception) to September 30, 2019
	(unaudited)	(unaudited)

Cash Flows from Operating Activities:

Net Income/ (Loss)	$1,307,126	$(255,010)

Changes in Operating Assets and Liabilities:
Trade Receivables, related party	(478,679)	-
Trade Receivables, third party	(549,365)
Other receivables	(275,629)	-
Prepaid expenses	(206,845)	-
Amount due to related parties	(1,560,020)	144,501
Intangible assets	(76,980)	-
Accrued expenses	187,839	110,000
Tax payables	555,248	-
Right of use assets	(2,824,106)	-
Lease liabilities	2,878,801	-
Net Cash Flows Used in Operating Activities:	(1,042,610)	(509)

Cash flow from financing activities:
Proceeds from issuance of common stock	835,500	222,020
Net cash provided by financing activities:	835,500	222,020

Effect of exchange rate changes on cash	403,517	-

Change in Cash and Cash Equivalents:	196,407	221,511

Cash and Cash Equivalents, Beginning of Period	6,591,128	-

Cash and Cash Equivalents, End of Period	$6,787,535	$221,511

Supplemental Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-14

WETRADE GROUP INC

Statement of Changes in Stockholders’ Equity (Deficit)

Period Ended September 30, 2020 and 2019

Three months ended September 30, 2020 (Unaudited)

	Common Stock*		Additional		Retained Earnings	Accumulated Other comprehensive	Total Shareholder
	Shares	Amount	Paid in Capital	Share to be issued	(Accumulated Deficit)	income (loss)	Equity (Deficit)
Balance as of June 30, 2020	305,221,998	$-	$5,222,020	$78,000	$148,826	$(60,619)	$5,388,227
Stock issued during the period	229,500	8	835,500	(78,000)	-	-	757,500
Foreign currency translation adjustment			-	-		244,292	244,292
Net income for the period				-	740,893	-	740,893
Balance as of September 30, 2020	305,451,498	$-	$6,057,520	$-	$889,719	$183,673	$7,130,912

Nine months ended September 30, 2020 (Unaudited)

	Common Stock*		Additional		Retained Earnings	Accumulated Other comprehensive	Total Shareholder
	Shares	Amount	Paid in Capital	Share to be issued	(Accumulated Deficit)	income (loss)	Equity (Deficit)
Balance as of December 31, 2019	300,222,000	$-	$222,020	$5,000,000	$(417,407)	$-	$4,804,613
Stock issued during the period	5,229,498	-	5,835,500	(5,000,000)	-	-	835,500
Foreign currency translation adjustment	-	-	-	-	-	183,673	183,673
Net income for the period	-	-	-	-	$1,307,126	-	$1,307,126
Balance as of September 30, 2020	305,451,498	$-	$6,057,520	$-	$889,719	$183,673	$7,130,912

F-15

Three months ended September 30, 2019 (Unaudited)

	Common Stock*		Additional Paid in	Share to be	Retained Earnings (Accumulated	Accumulated other comprehensive	Total Shareholder Equity
	Shares	Amount	Capital	issued	Deficit)	loss	(Deficit)
Balance as of June 30, 2019 (inception)	300,000,000	$-	$-	$-	$(144,089)	$-	$(144,089)
Stock issued during the period	222,000	-	222,020	-	-		222,020
Share to be issued	-	-	-	-	-	-	-
Foreign currency adjustment	-	-	-	-	-	-	-
Net loss for the period	-	-	-	-	$(110,921)	-	$(110,921)
Balance as of September 30, 2019	300,222,000	$-	$222,020	$-	$(255,010)	$-	$(32,990)

Nine months ended September 30, 2019 (Unaudited)

	Common Stock*		Additional Paid in	Share to be	Retained Earnings (Accumulated	Accumulated other comprehensive	Total Shareholder Equity
	Shares	Amount	Capital	issued	Deficit)	loss	(Deficit)
Balance as of March 28, 2019 (inception)	300,000,000	$-	$-	$-	$-	$-	$-
Stock issued during the period	222,000	-	222,020	-	-		222,020
Share to be issued	-	-	-	-	-	-	-
Foreign currency adjustment	-	-	-	-	-	-	-
Net loss for the period	-	-	-		$(255,010)	-	$(255,010)
Balance as of September 30, 2019	300,222,000	$-	$222,020	$-	$(255,010)	$	$(32,990)

*Share and per share amounts have been retroactively adjusted to reflect the increased number of shares resulting from a 1:3 stock split.

The accompanying notes are an integral part of these unaudited financial statements.

F-16

Wetrade Group Inc

Notes to Financial Statements

For the Nine Months Ended September 30, 2020

(Unaudited)

NOTE 1. NATURE OF BUSINESS

Organization

WeTrade Group Inc. was incorporated in the State of Wyoming on March 28, 2019.

WeTrade Group Inc. is in the business of providing technical services and solutions via its membership-based social e-commerce platform and the Group is target to provided technical and auto-billing management services for 100 million micro-business users in China.

In January 2020, WeTrade have appointed 3rd party software company to develop an auto-billing management system (“Wepay System”) at the cost of RMB 400,000 in order to provide online payment services for its online store customers in PRC.

The main functions of Wepay System are user marketing relationship implementation, CPS commission profit management, multi-channel app data statistics and etc. Business applications cover the retail industry, tourism industry, hospitality and beauty industry.

WeTrade Group INC has conducted its business operations in mainland China and trial operation in Hong Kong, Philippines and Singapore. WeTrade has also formed the long-term technical cooperation with Yuetao App, Daren App, Yuebei App, Jingdong App, Yuedian App and Lvyue App.

In 2020, in order to better serve customers in mainland China, WeTrade reached an in-depth strategic partnership with Global Travelling Technology (Beijing) Co., Ltd., entrusting it to expand its business in China. As of the third quarter of 2020, WeTrade System has covered the e-commerce industry, tourism industry, hospitality industry, livestreaming/short video industry, etc.

F-17

As at September 30, 2020, the auto-billing management system of WeTrade group has more than 12 million micro-business users, 60,000 blog users and more than 2000 hotels direct booking suppliers in China. It is expected will be more than 12% of 100 million micro-business users in China by end of 2020.

The following diagram sets forth the structure of the Company as of the date of this Current Report:

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation of financial statements

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

The condensed consolidated financial statements of the Company as of and for the nine months ended September 30, 2020 and 2019 are unaudited. In the opinion of management, all adjustments (including normal recurring adjustments) that have been made are necessary to fairly present the financial position of the Company as of September 30, 2020, the results of its operations for the nine months ended September 30, 2020 and 2019, and its cash flows for the nine months ended September 30, 2020 and 2019. Operating results for the interim periods presented are not necessarily indicative of the results to be expected for a full fiscal year. The balance sheet as of December 31, 2019 has been derived from the Company’s audited financial statements included in the Form 10-K for the year ended December 31, 2019.

The statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the financial statements and other information included in the Company’s Annual Report on Form 10-K as filed with the SEC for the fiscal year ended December 31, 2019.

F-18

As of September 30, 2020, the details of the consolidating subsidiaries are as follows:

	Place of	Attributable
Name of Company	incorporation	equity interest %
Utour Pte Ltd	Singapore	100%

WeTrade Information Technology Limited (“WITL”)	Hong Kong	100%

Yueshang Information Technology (Beijing) Co., Ltd. (“YITB”)	P.R.C.	100%

Nature of Operations

WeTrade Group Inc. (the “Company” or or “We’ or “Us”) is a Wyoming corporation incorporated on March 28, 2019. The Company is an investment holding company that formed as a Wyoming corporation to use as a vehicle for raising equity outside the US.

As of September 30, 2020, the nature operation of its subsidiaries are as follows:

	Place of	Nature of
Name of Company	incorporation	operation
Utour Pte Ltd	Singapore	Investment holding company

WeTrade Information Technology Limited (“WITL”)	Hong Kong	Investment holding company

Yueshang Information Technology (Beijing) Co., Ltd. (“YITB”)	P.R.C.	Providing of social e-commerce services, technical system support and services

COVID-19 outbreak

In March 2020 the World Health Organization declared coronavirus COVID-19 a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, workforces, customers, and created significant volatility and disruption of financial markets. It has also disrupted the normal operations of many businesses, including ours. This outbreak could decrease spending, adversely affect demand for our services and harm our business and results of operations. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or results of operations at this time.

Revenue recognition

The Company follows the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

F-19

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity period of three months or less to be cash or cash equivalents. The carrying amounts reported in the accompanying unaudited condensed consolidated balance sheets for cash and cash equivalents approximate their fair value. All of the Company’s cash that is held in bank accounts in Singapore and PRC is not protected by Federal Deposit Insurance Corporation (“FDIC”) insurance or any other similar insurance in the PRC, or Singapore.

Use of Estimate

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. Cash on hand amounted to $6,787,535 as of September 30, 2020.

Foreign currency translation and transactions

For the period ended September 30, 2020, the Company’s principal country of operations is the PRC. The accompanying consolidated financial statements are presented in US$. The functional currency of the Company is US$, and the functional currency of the Company’s subsidiaries is RMB. The consolidated financial statements are translated into US$ from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The resulting translation adjustments are recorded as a component of shareholders’ equity included in other comprehensive income. Gains and losses from foreign currency transactions are included in profit or loss.

	As of
	For the period September 30, 2020	December 31, 2019

RMB: US$ exchange rate	6.79	7.00

	Nine months ended September 30,
	2020	2019

RMB: US$ exchange rate	6.81	7.05

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

The balance sheet amounts, with the exception of equity, September 30, 2020 and December 31, 2019 were translated at 6.79 RMB and 7.00 RMB to $1.00, respectively. The equity accounts were stated at their historical rates. The average translation rates applied to statements of operations and comprehensive income (loss) accounts for the period ended September 30, 2020 and year ended December 31, 2019 were 6.81 RMB and 7.05 RMB to $1.00, respectively. Cash flows were also translated at average translation rates for the periods and, therefore, amounts reported on the statement of cash flows would not necessarily agree with changes in the corresponding balances on the consolidated balance sheet. The transactions dominated in SGD are immaterial.

Accounts receivable

Accounts receivable are presented net of allowance for doubtful accounts. The Group uses specific identification in providing for bad debts when facts and circumstances indicate that collection is doubtful and based on factors listed in the following paragraph. If the financial conditions of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowance may be required.

The Company maintains an allowance for doubtful accounts which reflects its best estimate of amounts that potentially will not be collected. The Company determines the allowance for doubtful accounts on general basis taking into consideration various factors including but not limited to historical collection experience and credit-worthiness of the customers as well as the age of the individual receivables balance. Additionally, the Company makes specific bad debt provisions based on any specific knowledge the Company has acquired that might indicate that an account is uncollectible. The facts and circumstances of each account may require the Company to use substantial judgment in assessing its collectability.

Intangible Asset

Intangible asset is software development cost incurred by the Company, it will be amortized on a straight line basis over the estimated useful life of 5 years.

Leases

On February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (“ASU”) No. 2016-02, which requires lessees to recognize the rights and obligations created by leases on the balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-11, Targeted Improvements, ASU No. 2018-10, Codification Improvements to Topic 842, and ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842. The new standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations.

The new standard became effective April 1, 2019. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. The Company adopted the new standard on July 1, 2019 using the modified retrospective transition approach as of the effective date of the initial application. The new standard provides a number of optional practical expedients in transition. The Company elected the “package of practical expedients”, which permits entities not to reassess under the new lease standard prior conclusions about lease identification, lease classification and initial direct costs. The Company does not expect to elect the use-of-hindsight or the practical expedient pertaining to land easements.

F-20

The most significant effects of the adoption of the new standard relate to the recognition of new ROU assets and lease labilities on our balance sheet for office operating leases and providing significant new disclosures about our leasing activities.

The new standard also provides practical expedients for an entity’s ongoing accounting. The Company has also elected the short-term leases recognition exemption for all leases that qualify. This means that the Company will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets and lease liabilities, for existing short-term leases of those assets in transition. The Company also currently expects to elect the practical expedient to not separate lease and non-lease components for its leases. All existing leases are reported under this rule.

Under ASC 840, leases were classified as either capital or operating, and the classification significantly impacted the effect the contract had on the company’s financial statements. Capital lease classification resulted in a liability that was recorded on a company’s balance sheet, whereas operating leases did not impact the balance sheet. After the new adoption, $2,832,007 of operating lease right-of-use asset and $2,886,855 of operating lease liabilities were reflected on the Company’s September 30, 2020 financial statements.

ASU 2016-02 requires that public companies use a secured incremental browning rate for the present value of lease payments when the rate implicit in the contract is not readily determinable. We determine a secured rate on a quarterly basis and update the weighted average discount rate accordingly. Lease terms and discount rate follow:

Lease cost	In USD
Operating lease cost (included in general and admin in company’s statement of operations)	$53,265

Other information
Cash paid for amounts included in the measurement of lease liabilities for the quarter ended 9/30/2020	-
Weighted average remaining lease term-operating leases (in years)	4.92
Average discount rate - operating leases	5%

The supplemental balance sheet information related to leases for the period is as follows:
Operating leases
Long -term right-of-use assets	2,832,007
Total right-of-use assets	$2,832,007

Short-term operating lease liabilities	365,274
Long-term operating lease liabilities	2,521,582
Total operating lease liabilities	$2,886,855

Maturities of the Company’s lease liabilities are as follows:

Year ending September 30,
2021	504,640
2022	653,079
2023	693,183
2024	736,072
2025	704,602
Total lease payments	3,291,576
Less: Imputed interest/present value discount	(404,125)
Present value of lease liabilities	$6,179,027

F-21

Income Tax

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company has a subsidiary in Singapore and PRC. The Company is subject to tax in Singapore and PRC jurisdictions. As a result of its future business activities, the Company will be required to file tax returns that are subject to examination by the Inland Revenue Authority of Singapore and Tax Department of PRC.

Earning (Loss) Per Share

Basic net income (loss) per share of common stock attributable to common stockholders is calculated by dividing net income (loss) attributable to common stockholders by the weighted-average shares of common stock outstanding for the period. Potentially dilutive shares, which are based on the weighted-average shares of common stock underlying outstanding stock-based awards, warrants, options, or convertible debt using the treasury stock method or the if-converted method, as applicable, are included when calculating diluted net income (loss) per share of common stock attributable to common stockholders when their effect is dilutive.

Potential dilutive securities are excluded from the calculation of diluted EPS in profit periods as their effect would be anti-dilutive.

F-22

As of September 30, 2020, there were no potentially dilutive shares.

	For the period September 30, 2020	For the period September 30, 2019
Statement of Operations Summary Information:
Net Income/ (Loss)	$1,307,126	(255,010)
Weighted-average common shares outstanding - basic and diluted	304,166,073	300,024,666
Net loss per share, basic and diluted	$0.00	(0.00)

Comprehensive income (loss)

Comprehensive income (loss) is defined to include all changes in shareholders’ equity except those resulting from investments by owners and distributions to owners. The Company presents items of net income (loss) and other comprehensive income (loss) in one continuous statement, the Consolidated Statements of Operations and Comprehensive income (loss). The components of other comprehensive income or loss consist solely of foreign currency translation adjustments.

Fair Value

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 3. RECENT ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 4. REVENUE

The main functions of Wepay System is an online payment services, CPS profit management services, multi-channels App and data analysis, which is developed to provide payment and auto-billing services for online store customers from retail, tourism industry, hospitality and beauty industry.

We earn revenue primarily by completing payment transactions for customers through our “Wepay System” and from other value added services. Our revenues are classified into two categories: transaction revenues based on Gross Merchandise volume (“GMV”) of online stores and revenues from other value added services or online technical services from store customers. As per the services agreement , which will be 0.5% of the actual Gross Merchandise Volume (“GMV”) during trial period and subsequently 2% - 3.5% of GMV pay to the Company as the system service fee. As of nine months ended September 30, 2020, we generated revenues from a related party amounting $2,370,192.  As of three months ended September 30, 2019, we generated revenues from a related party amounting $1,493,829.

F-23

NOTE 5. CASH AT BANK

As of September 30, 2020, the Company held cash in bank in the amount of $6,787,535 which consist of the following:

	September 30, 2020	December 31, 2019
Bank Deposits-China	$6,623,550	5,000,014
Bank Deposits-Singapore	163,985	1,591,114
	6,787,535	6,591,128

NOTE 6. INTANGIBLE ASSET

Intangible asset is software development cost incurred by company, it will be amortized on a straight line basis over the estimated useful life of 10 years as follow:

September 30, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Useful Life (Years)

Intangible assets:
Software development	$57,143	$(3,266)	$53,877	10
Software development in progress	$21,014	-	21,014
Foreign currency translation adjustment	-	-	2,305
Intangible assets, net	$78,157	$(3,266)	$77,196

Amortization expense for intangible assets was $3,266 for the nine months ended September 30, 2020.

Expected future intangible asset amortization as of September 30, 2020 was as follows:

Fiscal years:
Remaining 2020	$52,434
2021	46,662
2022	40,890
2023	35,118
Thereafter	29,346

NOTE 7. ACCOUNT RECEIVABLES

As of September 30, 2020, account receivables consist of the following:

	September 30, 2020	December 31, 2019
Account Receivables	$550,902	-
Account Receivables- Related party	480,018	-
	1,030,920	-

Account receivables-Third parties is related to the services fee receivable from a third party customer.

Amount receivables- Related party is the amount receivable from a PRC related company, which was owned by a shareholder of the company.

F-24

NOTE 8. OTHER RECEIVABLE

Other receivable consists of the following:

	September 30, 2020	December 31, 2019
Rental deposit	$254,600	-
Others	21,800	-
	276,400	-

Management periodically reviews account balance. If any indication occurs, the allowance for doubtful debts would be recognized. No such allowance has been recognized during the nine months ended September 30, 2020.

NOTE 9. AMOUNT DUE TO DIRECTOR

As of September 30, 2020, amount due to related parties consist of the following:

	As of September 30, 2020	As of December 31, 2019

Related parties payable	276,500	254,515
Related party loan	140,000	1,500,000
	$416,500	1,754,515

The related party balance of $416,500 represented an outstanding loan of $140,000 from the related company owned by Company’s director for daily business operation in Singapore, and professional expenses paid on behalf by Director of $276,500 and which consist of $224,500 advance from Dai Zheng, $42,000 advance from Li Zhuo and $10,000 from Che Kean Tat. It is unsecured, interest-free with no fixed payment term and imputed interest is consider to be immaterial.

The Company have settled related party loan of $650,000 and $710,000 in January 21, 2020 and March 2, 2020 respectively due to cost cutting in business operation in Singapore as a result of change in business plan. As of September 30, 2020, there were $140,000 of related party loan that are due to the company owned by Mr. Dai, the Chairman of the Board.

F-25

NOTE 10. TAX PAYABLE

Tax payables consists of the following:

	September 30, 2020	December 31, 2019
Valued Added Tax (“VAT”) Payables	$63,666	-
Income Tax	489,421	-
Others	3,715	-
	556,802	-

The Group’s PRC subsidiary is subject to the VAT rate of 6% of total revenue and statutory income tax rate of 25%.

NOTE 11. SHAREHOLDERS’ EQUITY (DEFICIT)

The company has an unlimited number of ordinary shares authorized, and has issued 305,451,498 shares with no par value as of September 30, 2020.

There are 26,000 shares issued at $3 per share to 2 new shareholders in July 10, 2020.

On September 15, 2020, the Wyoming Secretary of State approved the Company’s certificate of amendment to amend its Articles of Incorporation to effectuate a 3 for 1 forward stock split. The total issued and outstanding shares of the Company’s common stock has been increased from 10,322,660 to 305,451,498 shares, with the par value unchanged at zero.

On September 21, 2020, there are 151,500 shares issued at $5 per share to 303 new shareholders, the Company’s common stock issued has been increased to 305,451,498 shares as of September 30, 2020.

F-26

Shares of Common Stock

WETRADE GROUP INC.

[UNDERWRITER]

, 2021

55

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Set forth below is an itemization of the total expenses, excluding placement discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$
Nasdaq Listing Fee
FINRA
Legal Fees and Expenses
Accounting Fees and Expenses
Printing and Engraving Expenses
Miscellaneous Expenses
Total Expenses	$

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the number of shares of common stock sold in the offering. Under the Underwriting Agreement, we will grant the underwriter a discount of 6% of the offering price. In addition to the cash commission, we will also reimburse the underwriter for the full amount of its reasonable accountable expenses of up to $150,000, including but not limited to travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check.

Item 14. Indemnification of Directors and Officers

To the fullest extent permitted by the laws of the State of Wyoming, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities

For the past three years, we have issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S promulgated under the Securities Act regarding sales by an issuer in offshore transactions, Regulation D under the Securities Act, Rule 701 under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

On March 28, 2019, the Company issued 100,000,000 shares (prior to 3 for 1 forward split) of its common stock to the founders of the Company for services rendered.

On September 3, 2019, the Company issued a total of 74,000 shares (prior to 3 for 1 forward split) at $3.00 per share to certain non-US. investors.

On December 26, 2019, the Company issued a total of 1,666,666 shares (prior to 3 for 1 forward split) at $3.00 per share to certain non-US. investors.

On July 10, 2020, the Company issued a total of 26,000 shares (prior to 3 for 1 forward split) at $3.00 per share to certain non-U.S. investors.

56

On September 15, 2020, the Company filed with the Wyoming Secretary of State a certificate of amendment to amend its Articles of Incorporation to effectuate a 3 for 1 forward stock split.

On September 21, 2020, the Company issued an aggregate of 151,500 shares at $5.00 per share to certain non-U.S. investors.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 17. Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2)

That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(8)	The undersigned Registrant hereby undertakes:

(1)

That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, People’s Republic of China, on January 15, 2021.

WETRADE GROUP INC.

By:	/s/ Pijun Liu
Pijun Liu
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Kean Tat Che
Kean Tat Che
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Pijun Liu, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ Zheng Dai	Chairman of the Board	January 15, 2021
Zheng Dai

/s/ Pijun Liu	Chief Executive Officer and Director	January 15, 2021
Pijun Liu	(Principal Executive Officer)

/s/ Kean Tat Che	Chief Financial Officer, Secretary and Director	January 15, 2021
Kean Tat Che	(Principal Financial Officer and Principal Accounting Officer)

/s/ Zhuo Li	Chief Operation Officer and Director	January 15, 2021
Zhuo Li

/s/ Donghui Wang	Director	January 15, 2021
Donghui Wang

/s/ Daxue Li	Director	January 15, 2021
Daxue Li

/s/ Yuxing Ye	Director	January 15, 2021
Yuxing Ye

/s/ Hung Fei Choi	Director	January 15, 2021
Hung Fei Choi

/s/ Ning Qin	Director	January 15, 2021
Ning Qin

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EXHIBIT INDEX

No.	Description	Filed and Incorporated by Reference Herein:
1.1	Form of Underwriting Agreement *
3.1	Articles of Incorporation	Exhibit 3.1 to Form S-1/A (File No. 333-233165) filed on September 20, 2019
3.2	Amended and Restated Bylaws	Exhibit 3.2.1 to Form 8-K filed on September 1, 2020
4.1	Form of Underwriter’s Warrants *
4.2	Form of Common Stock Certificate *
5.1	Opinion of Ortoli Rosenstadt LLP regarding the validity of the securities being registered *
8.1	Opinion of regarding certain PRC tax matters (including in Exhibit 99.1) *
10.1	Employment Agreement by and Between Registrant and Zheng Dai †
10.2	Employment Agreement by and Between Registrant and Pijun Liu †
10.3	Employment Agreement by and Between Registrant and Kean Tat Che †
10.4	Employment Agreement by and Between Registrant and Zhuo Li †
14.1	Code of Business Conduct and Ethics	Exhibit 99.6 to Form 8-K filed on September 1, 2020
21.1	List of Subsidiaries †
23.1	Consent of TAAD LLP †
23.2	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.1) *
23.3	Consent of (included in Exhibit 99.1) *
24.1	Power of Attorney	Included in the Signature Page of this registration statement
99.1	Opinion of , PRC counsel to the Registrant, regarding certain PRC law matters *
99.2	Audit Committee Charter	Exhibit 99.1 to Form 8-K filed on September 1, 2020
99.3	Compensation Committee Charter	Exhibit 99.2 to Form 8-K filed on September 1, 2020
99.4	Nominating Committee Charter	Exhibit 99.3 to Form 8-K filed on September 1, 2020
99.5	Whistleblower Policy	Exhibit 99.4 to Form 8-K filed on September 1, 2020
99.6	Insider Trading Policy	Exhibit 99.5 to Form 8-K filed on September 1, 2020

†	Filed herewith.

*	To be filed by amendment

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